UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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The Mosaic Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Headquarter Offices: 101 East Kennedy Boulevard Suite 2500 Tampa, FL 33602 Telephone (813) 775-4200
April 6, 2022

Dear Fellow Stockholder:
You are cordially invited to attend The Mosaic Company’s 2022 Annual Meeting of Stockholders on May 19, 2022, at 10:00 a.m. Eastern Time. A Notice of the Annual Meeting and a Proxy Statement covering the formal business of the meeting appear on the following pages.
This year’s annual meeting of stockholders will be conducted via live webcast. Hosting a virtual meeting provides ease of access, real-time communication and cost savings for our stockholders and the Company and facilitates stockholder attendance and participation from any location around the world.
You will be able to attend the virtual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MOS2022. You will also be able to vote your shares electronically at the annual meeting (other than shares held through our 401(k) Plan or Union Savings Plan, which must be voted prior to the meeting).
Even if you are planning to attend the meeting, please promptly submit your proxy vote by telephone or Internet or, if you received a copy of the printed proxy materials, by completing and signing the enclosed proxy card and returning it in the postage-paid envelope provided. This will ensure that your shares are represented at the meeting. Even if you submit a proxy, you may revoke it at any time before it is voted. If you attend and wish to vote at the meeting, you will be able to do so, even if you have previously returned your proxy card.
Your cooperation and prompt attention to this matter are appreciated. Thank you for your ongoing support of, and continued interest in, The Mosaic Company.
Sincerely,

James (“Joc”) C. O’Rourke President and Chief Executive Officer

Headquarter Offices: 101 East Kennedy Boulevard Suite 2500 Tampa, FL 33602 Telephone (813) 775-4200

Notice of 2022 Annual Meeting of Stockholders

To Our Stockholders:
The 2022 Annual Meeting of Stockholders of The Mosaic Company, a Delaware corporation, will be held on May 19, 2022, at 10:00 a.m. Eastern Time (the “2022 Annual Meeting”). You will be able to attend the 2022 Annual Meeting, vote your shares and submit questions during the annual meeting via a live webcast available at www.virtualshareholdermeeting.com/MOS2022. The following matters will be considered and acted upon at the 2022 Annual Meeting:

1.	Election of eleven directors, each as recommended by our Board of Directors;
2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022;
3.	An advisory vote to approve the compensation of our Named Executive Officers as disclosed in the accompanying Proxy Statement;
4.	A Stockholder Proposal to reduce the ownership threshold to call a special meeting; and
5.	Any other business that may properly come before the 2022 Annual Meeting of Stockholders or any adjournment or postponement thereof.
In accordance with our Bylaws and resolutions of the Board of Directors, only stockholders of record at the close of business on March 24, 2022 are entitled to receive notice of, and to vote at, the 2022 Annual Meeting of Stockholders.
By Order of the Board of Directors
Mark J. Isaacson
Senior Vice President, General Counsel and Corporate Secretary
April 6, 2022

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 19, 2022:
Our Proxy Statement and 2021 Annual Report are available at www.mosaicco.com/proxymaterials.

SUMMARY INFORMATION
This summary highlights certain information that you should consider before voting on the proposals to be presented at the 2022 Annual Meeting of Stockholders of The Mosaic Company (“Mosaic,” the “Company,” “we,” “us,” or “our”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement and our 2021 Annual Report carefully before voting.
The 2022 Annual Meeting of Stockholders

Date:	May 19, 2022
Time:	10:00 a.m. Eastern Time
Virtual Meeting:	www.virtualshareholdermeeting.com/MOS2022
Record Date:	March 24, 2022
Where to Find Information

Corporate website:	www.mosaicco.com
Investor website:	www.mosaicco.com/investors
2021 Annual Report:	www.mosaicco.com/proxymaterials
Voting Matters and Board of Director Recommendations

Proposal	Board Recommendation	Page
Election of Eleven Directors	FOR each director nominee	11
Ratification of KPMG LLP as our independent registered public accounting firm	FOR	68
Say-on-Pay Advisory Proposal	FOR	69
Stockholder Proposal to reduce the ownership threshold to call a special meeting	AGAINST	70
Executing our Strategy
Mosaic has six global strategic priorities that align our actions, focus our employees, provide a framework for decision making and hold us accountable for creating long-term value for our stakeholders.

Business Developments during 2021
•During the second quarter of 2021, due to increased brine inflows, we made the decision to accelerate the timing of the shutdown of our K1 and K2 mine shafts at our Esterhazy, Saskatchewan potash mine and began the transition to the K3 mine shaft. We also resumed production at our previously idled Colonsay potash mine to offset a portion of the production lost by the early closure of the K1 and K2 shafts at Esterhazy. In December, the K3 shaft became fully operational.
•In August 2021 we entered into a new, unsecured five-year credit facility of up to $2.5 billion, with a maturity date of August 19, 2026, which replaces our prior $2.2 billion line of credit. This increase in size provides additional security and flexibility and reflects the growth in our business.
•We prepaid the outstanding balance of $450 million on our 3.75% senior notes, due November 15, 2021, without premium or penalty, in August 2021.
•During the third quarter of 2021, our Board of Directors approved a new $1 billion share repurchase authorization. During 2021, we repurchased 11,200,371 shares of our Common Stock at an average price of $36.69 per share, for a total purchase price of approximately $410.9 million, including 8,544,144 shares purchased (“Vale Stock Repurchase”) in an underwritten secondary offering by Vale S.A. (“Vale”), when Vale divested its interest in Mosaic (“Vale Stock Sale”). The Vale Stock Sale is described in greater detail under “Certain Relationships and Related Transactions.”
•In the fourth quarter of 2021, our Board of Directors approved a 50% increase in our annual dividend, to $0.45 per share of Common Stock, beginning in 2022.
•In 2020, we filed petitions with the U.S. Department of Commerce (“DOC”) and the U.S. International Trade Commission (“ITC”) that requested the initiation of countervailing duty investigations into imports of phosphate fertilizers from Morocco and Russia. The purpose of the petitions was to remedy the distortions that we believe foreign subsidies have caused or are causing in the U.S. market for phosphate fertilizers, and thereby restore fair competition. During the first quarter of 2021, the DOC made final affirmative determinations that countervailable subsidies were being provided by those governments and the ITC made final affirmative determinations that the U.S. phosphate fertilizer industry is materially injured by reason of subsidized phosphate fertilizer imports from Morocco and Russia. As a result of these determinations, the DOC issued countervailing duty orders on phosphate fertilizer imports from Russia and Morocco, which are scheduled to remain in place for at least five years.
•In response to Covid-19, we continued to implement measures in 2021 that were intended to protect the immediate health and safety of our employees, including working remotely and alternating work schedules, in order to minimize the number of employees at a single location. Businesses have been impacted by short-term labor shortages due to illness, transportation issues such as trucking delays and port congestion which are slowing delivery of inputs to facilities and products to end customers. At this time, we have experienced limited adverse financial or operational impacts related to Covid-19.
We have included additional information on these matters in our accompanying 2021 Annual Report.
2021 Financial Performance

	2021	2020
Net Sales (in millions)	$12,357.4	$8,681.7
Net Income (in millions)	$1,630.6	$666.1
Diluted Net Earnings per Share	$4.27	$1.75
Operating Earnings (in millions)	$2,468.5	$412.9
Corporate Governance Highlights
Our corporate governance practices and policies promote Board of Director independence and accountability in the performance of their duties, as well as alignment with stockholders’ interests. Highlights of those practices and policies are presented below.

•Right to Call Special Meeting.  Our Bylaws allow stockholders that beneficially own 25% of our outstanding shares of Common Stock to call a special meeting, where they may take action between annual meetings on corporate matters that require stockholder approval.
•Declassified Board of Directors.  At each annual meeting of stockholders of Mosaic, each director is elected to hold office for a one-year term expiring at the next annual meeting of stockholders of Mosaic.
•Majority Vote Standard.  Our Bylaws provide for the election of directors by a majority of votes cast in uncontested elections.
•Proxy Access. Our Bylaws provide for proxy access which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding shares of Common Stock continuously for at least three years to nominate and include in our proxy materials nominees for director constituting up to 20% of the Board of Directors or two directors, whichever is greater, subject to the requirements set forth in our Bylaws.
•Independent Directors.  92% of our directors are independent. All of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are independent.
•Independent Board Leadership.  Our Board of Directors is led by an independent Chairman.
•Annual Director Evaluations. Annual self-evaluations are conducted by our Board of Directors and each standing committee, and directors are evaluated by their peers.
•Director Stock Ownership.  Non-employee directors are subject to minimum stock ownership guidelines equal to five times the base cash retainer, which they are expected to attain within five years of service, except with respect to Mr. Siani Pires, who had declined compensation for his services as a director prior to the Vale Stock Sale as described in footnote (4) to the Director Stock Ownership Guidelines table on page 19.
•Succession Planning.  The Board, in coordination with the Corporate Governance and Nominating Committee, conducts a rigorous annual review of succession planning for our Chief Executive Officer (“CEO”) and, in coordination with the Compensation Committee, annually reviews succession planning for other executive officers and senior leaders.
•Environmental, Health, Safety and Sustainable Development
–We are dedicated to protecting our employees and the communities in which we operate, and to being a good steward of natural resources.
–A separate standing Board committee oversees environmental, health, safety and sustainable development matters.
Stockholder Engagement
During 2021, we invited the top 20 stockholders (excluding Vale) representing 39% of our outstanding shares at the time of the invitation to meet with members of our senior leadership team and spoke with five stockholders, representing 10% of our outstanding shares (the remaining 15 invited stockholders did not require a meeting or did not respond to our invitation). In general, our outreach was well received by those stockholders and, although they raised no specific concerns, we engaged in a constructive dialogue.
We established our outreach program to maintain an ongoing relationship with investors and to better understand their issues and perspectives on the Company. We plan to continue the outreach program in years to come.

Director Nominees
The table below shows summary information about each nominee for election as a director. Each director nominee is elected by a majority of the votes cast and, if elected, will serve for a term that expires at the 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”).

Name and Title	Age	Director Since	Independent	Committee Memberships
				AC	CC	CGN	EHSS
Nominees for Election as Director
Cheryl K. Beebe	66	2019	X	£		¤
Retired, Executive Vice President and Chief Financial Officer Ingredion Incorporated
Gregory L. Ebel	58	2012	X	¤		¤
Chairman Enbridge, Inc.
Timothy S. Gitzel	59	2013	X	¤	£
President and Chief Executive Officer Cameco Corporation
Denise C. Johnson	55	2014	X		¤		¤
Group President, Resource Industries Caterpillar, Incorporated
Emery N. Koenig	66	2010	X			¤	£
Retired, Vice Chairman, Chief Risk Officer and Member of Corporate Leadership Team Cargill Incorporated
James ("Joc") C. O'Rourke	61	2015
President and Chief Executive Officer The Mosaic Company
David T. Seaton	60	2009*	X	¤	¤
Former Chairman and Chief Executive Officer Fluor Corporation
Steven M. Seibert	66	2004	X			¤	¤
Attorney The Seibert Law Firm
Luciano Siani Pires	52	2018	X				¤
Executive Vice President of Strategy and Business Development Vale S.A.
Gretchen H. Watkins	53	2020	X		¤		¤
President, Shell USA, Inc. Executive Vice President Global Shales
Kelvin R. Westbrook	66	2016	X			£	¤
President and Chief Executive Officer KRW Advisors, LLC
* Mr. Seaton served as a director from April 2009 to May 2019 and then again beginning September 2019

AC:	Audit Committee
CC:	Compensation Committee
CGN:	Corporate Governance and Nominating Committee
EHSS:	Environmental, Health, Safety and Sustainable Development Committee

£:	Committee Chair
¤:	Committee Member

Director Nominee Composition Highlights
The Board of Directors considers the qualifications of each director candidate and the overall composition of the Board. We are committed to diversity and a balance of tenure that brings experience as well as new perspectives to Board deliberations.

Diversity of director nominees (percentage reflects diversity of gender, ethnicity or race)

Executive Compensation Overview
Our executive compensation program’s target total direct compensation includes traditional base salary, short-term incentives tied to financial, operational and strategic performance and long-term incentives linked to stock price performance. The majority of target total direct compensation for 2021 was “at risk” based on performance.

2021 CEO PAY MIX	2021 Other NEO Pay Mix

2021 Say-on-Pay
We provide our stockholders with the opportunity to cast a say-on-pay vote each year. At our 2021 Annual Meeting, approximately 93% of the votes cast were in favor of our say-on-pay proposal.
Compensation Practices and Policies
The Compensation Committee periodically reviews our executive compensation program to ensure that it remains consistent with our pay-for-performance philosophy and, as a whole, reflects what the Compensation Committee believes to be best practices among our peer group and the broader market. Highlights of our 2021 compensation practices and policies are presented below.

What We Do
✓	A majority of target total direct compensation is at-risk and tied to performance.
✓	We maintain an appropriate balance between short-term and long-term compensation to provide appropriate balance between short- and long-term decision making, encourage prudent decision making, and discourage excessive risk taking.
✓	We have adopted a clawback policy that is applicable to annual and long-term incentives.
✓	Executive change-in-control agreements and long-term incentive awards require double trigger vesting in the event of a change-in-control.
✓	We have adopted stock ownership guidelines of 5x annual salary for CEO and 3x annual salary for other executive officers, with a requirement to hold 100% of all shares acquired from vested equity until the required ownership level is achieved.
✓	The Compensation Committee engages an independent executive compensation consultant and has access to other independent advisors.
✓	We hold an annual say-on-pay vote.

What We Don’t Do
✗	We do not enter into executive employment agreements with lengthy terms or evergreen provisions.
✗	We do not award uncapped incentives that could contribute to excessive risk taking.
✗	We do not provide tax gross-ups under our executive change-in-control agreements.
✗	We do not permit hedging or pledging of Mosaic stock.
✗	We do not reprice options under our stock plan.
✗	We do not pay dividends or dividend equivalents on unearned total stockholder return ("TSR") performance units or restricted stock units ("RSUs").
✗	We do not provide excessive perquisites for senior leaders; perquisites are limited to restoration provisions and those that require a specific business rationale.
Environment, Social and Governance
Our Responsibility
Mosaic’s environmental, social and governance (“ESG”) performance efforts are connected closely to our corporate strategy and mission. Mining and fertilizer production requires resource extraction, consumption of materials, generation of emissions in operations and water use. These activities are all necessary to fulfilling our mission to help the world grow the food it needs.
We are working to minimize our negative impacts and maximize the value we deliver to diverse stakeholders around the globe – promoting good stewardship of the natural, human and social resources we rely upon; mitigating risks; leveraging opportunities; and solidifying our position as an industry leader. Our journey is ongoing, and we are continuously evaluating what it means to be a good employer, supplier, neighbor and value creator.
Our 2025 ESG Performance Targets, launched in 2020, guide our efforts as we hold ourselves accountable to measurable progress. Further information is available on our website at www.mosaicco.com under the “Our Responsibility” caption, which information is not incorporated by reference into this Proxy Statement.
Responsible Leadership
Responsibility for ESG issues and programs is shared by many at Mosaic. Our Board of Directors, executive officers and management teams promote Mosaic’s principles of responsibility, innovation, collaboration and drive to succeed. It is the collective responsibility of our Board and management to monitor our ESG performance and progress toward companywide targets. Annual incentive compensation is tied to ESG progress, through environmental and sustainability projects and objectives and diversity and inclusion initiatives.
Mosaic regularly conducts significance analyses and publishes an annual disclosure of our ESG performance, which follows the Global Reporting Initiative and is aligned to the Sustainability Accounting Standards Board Standards for Chemicals and Metals & Mining sectors. We participate in voluntary reporting initiatives and have earned recognition for our performance and disclosure practices.

2021 ESG Highlights
In 2021 we took actions to further improve our performance, activate and engage our employees, and demonstrate our commitment to our diverse stakeholders:
•Announced intentions to achieve net-zero greenhouse gas emissions for our Florida operations by 2030 and companywide by 2040
•Achieved year-over-year reductions of freshwater and greenhouse gas emissions per tonne of product
•Engaged suppliers, service providers and contractors to capture insights about the performance of our supply chain with an ESG survey
•Empowered farmers to reduce the impact of crop nutrients on the environment by facilitating the implementation of 4R Nutrient Stewardship on more than ten million acres in North America
•Contributed to key agricultural outcomes with performance product sales representing more than 30% of total finished crop nutrient production
•Advanced work with an internal global Diversity and Inclusion Task Force in 2021 and completed conscious inclusion training for 93% of our global salaried workforce below the senior leadership level. In early 2022, we formalized new global diversity and inclusion targets to drive improved representation and inclusion in our workforce and broader positive impact in communities
•Progressed psychological wellness training with 17% of workforce trained globally
2021 ESG Recognition and Engagement
•Named as one of Barron’s “100 Most Sustainable Companies”
•Included in Bloomberg’s 2021 Gender Equality Index
•Awarded multiple “Best Companies” awards in Brazil - among them, one in the Fertilizers category A Granja magazine and a “Companies of the Year” award in the industrial Minerals/Fertilizers category from Mineral Brazil
•Earned a “B” Grade on CDP’s (formerly Carbon Disclosure Project) Climate Change questionnaire and an “A-” Grade on CDP Water
Frequently Asked Questions
We provide answers to many frequently asked questions about the 2022 Annual Meeting and voting, including how to vote shares held in employee benefit plans, in the Questions and Answers about the Annual Meeting and Voting section beginning on page 75.

	Page		Page

SUMMARY INFORMATION	3	PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	68
The 2022 Annual Meeting of Stockholders	3
Where to Find Information	3

Voting Matters and Board of Director Recommendations	3	PROPOSAL NO. 3 – ADVISORY “SAY-ON-PAY” VOTE ON EXECUTIVE COMPENSATION (“Say-on-Pay Proposal”)	69
Executing our Strategy	3
Business Developments during 2021	4

2021 Financial Performance	4	PROPOSAL NO. 4 – STOCKHOLDER PROPOSAL TO REDUCE THE OWNERSHIP THRESHOLD TO CALL A SPECIAL MEETING	70
Corporate Governance Highlights	4
Director Nominees	6

Executive Compensation Overview	7	BENEFICIAL OWNERSHIP OF SECURITIES	72
Environment, Social and Governance	8	Ownership of Securities by Directors and Executive Officers	72
Frequently Asked Questions	9
		Ownership of Securities by Others	73

PROXY STATEMENT	11

		DELINQUENT SECTION 16(a) REPORTS	73
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	11

2022 Director Nominees	12	STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS	73
Nomination and Selection of Directors	17
Director Qualifications	18
		2021 ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K	74
Retirement from the Board	18

DIRECTOR STOCK OWNERSHIP GUIDELINES	19
		OTHER MATTERS	74
CORPORATE GOVERNANCE	19

Board Independence	19	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	75
Board Oversight of Risk	20
Committees of the Board of Directors	21	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	75
Other Policies and Practices Relating to the Board of Directors	24
Code of Business Conduct and Ethics	26	Who is entitled to vote at the meeting?	75
		What are my voting rights?	75
DIRECTOR COMPENSATION	27
		How many shares must be present to hold the meeting?	75
Overview	27
		How do I vote my shares?	75
Director Compensation Policy	27
		What is the difference between a stockholder of record and a “street name” holder?	76
2021 Non-Employee Director Compensation Table	28

EXECUTIVE COMPENSATION	30	How do I vote if my shares are held in the Mosaic Investment Plan (the “Mosaic 401(k) Plan”) or the Mosaic Union Savings Plan?	76
Compensation Discussion and Analysis	30
Compensation Committee Report	47
		What does it mean if I receive more than one Internet Notice or proxy card?	76
CEO Pay Ratio	48
Compensation Risk Analysis	48
		Can I vote my shares in person at the meeting?	76
Executive Compensation Tables	50
		What vote is required for the election of directors and the other proposals to be approved?	76

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	64
		How are votes counted?	77
Mosaic Fertilizantes	64
		How does the Board of Directors recommend that I vote?	77

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	66	What if I do not specify how I want my shares voted?	77
		Can I change my vote after submitting my proxy?	77
		How can I attend the meeting?	78
Report of the Audit Committee	66	Who pays for the cost of proxy preparation and solicitation?	78
Fees Paid to Independent Registered Public Accounting Firm	67
		APPENDIX A: PERFORMANCE METRICS	A- 1
Pre-Approval of Independent Registered Public Accounting Firm Services	67

PROXY STATEMENT
The Board of Directors (“Board”) of The Mosaic Company (“Mosaic,” the “Company,” “we,” us” or “our”) is soliciting proxies for use at the 2022 Annual Meeting of Stockholders to be held on May 19, 2022, and at any adjournment or postponement of the meeting (“2022 Annual Meeting”). The proxy materials are first being mailed or made available to stockholders on or about April 6, 2022.
For more information regarding the Company’s 2021 performance we have filed an annual report on Form 10-K with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2021 (the “2021 10-K Report”), which is available at www.sec.gov.
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Our Board has nominated 11 directors for election at the 2022 Annual Meeting. Incumbent director, Oscar P. Bernardes, will retire from our Board upon the conclusion of the 2022 Annual Meeting. The director nominees, if elected, will serve until the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) or until their successors are elected and qualified. Each nominee was previously elected at Mosaic’s 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”).
Our Restated Certificate of Incorporation and Bylaws provide that each member of our Board is elected annually by a majority of votes cast if the election is uncontested. Our Corporate Governance Guidelines further provide that, if an incumbent director fails to receive the required vote for re-election, the director will tender his or her resignation and our Corporate Governance and Nominating Committee will act within 90 days after certification of the stockholder vote to determine whether to accept the director’s resignation, and will submit a recommendation for prompt consideration by our Board. Our Corporate Governance and Nominating Committee and our Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Our Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation.
Thereafter, our Board will promptly disclose its decision and decision-making process regarding whether to accept the director’s resignation offer (and the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.
If one or more nominees should become unavailable to serve as a director, it is intended that shares represented by the proxies will be voted for such substitute nominee or nominees as may be selected by the Board.
The Board of Directors recommends that you vote FOR the election of each of the nominees listed below. Executed proxies will be voted FOR the election of each nominee unless you specify otherwise.

2022 Director Nominees

		Cheryl K. Beebe

		Occupation and Experience
		From February 2004 until her retirement in January 2014, Ms. Beebe served as the Chief Financial Officer of Ingredion Incorporated (formerly named Corn Products International, Inc.), a manufacturer and seller of a number of ingredients to food and industrial customers, including as Executive Vice President beginning in 2010. Ms. Beebe previously served Ingredion as Vice President, Finance from July 2002 to February 2004, as Vice President from February 1999 to 2004 and as Treasurer from 1997 to February 2004.

Age	66	Key Skills and Qualifications
Director Since	2019
Financial Expertise, Leadership and Audit Committee Experience - Extensive leadership experience as Chief Financial Officer and in other senior financial leadership roles at a public company, as well as service on other public company audit committees, allows her to serve as an “audit committee financial expert” within the meaning of SEC Rules.
International Business and Strategic Leadership - Extensive knowledge and experience in managing, financing and operating global businesses, including strategic planning and mergers and acquisitions.
Agricultural Business Expertise - Significant experience in managing global agricultural commodities, including an agricultural based ingredient business.
Risk Management - Executive experience in risk management.

Independent
Committees
Audit (Chair) Corporate Governance and Nominating

		Other Public Company Boards
		Current	Prior (Within the past five years)
		Packaging Corporation of America Goldman Sachs Asset Management (CEF-IF-ETF-Goldman Sachs Trust II) Hanesbrands Inc.	Convergys Corporation

		Gregory L. Ebel

		Occupation and Experience
		Mr. Ebel has served as Chairman of Enbridge, Inc., an energy delivery company based in Calgary, Alberta, Canada, since its merger with Spectra Energy Corp (“Spectra Energy”) in early 2017. Mr. Ebel served as Chairman, President and Chief Executive Officer of Spectra Energy from April 2014 to February 2017, as President and Chief Executive Officer of Spectra Energy from January 2009 to April 2014; as Group Executive and Chief Financial Officer of Spectra Energy from January 2007 to January 2009; as President of Union Gas Limited, a subsidiary of Spectra Energy, from January 2005 until January 2007; and as Vice President, Investor and Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005.
Age	58
Director Since	2012

Independent		Key Skills and Qualifications
Committees
Executive Leadership - Breadth of senior executive and policy-making roles at Spectra Energy and Duke Energy Corporation, and in a number of leadership positions in the areas of finance, operations and strategic development.
Financial Expertise and Leadership - Experience in financial matters and as a financial executive, including Chief Financial Officer of Spectra Energy and Vice President, Investor and Shareholder Relations of Duke Energy, allows him to serve as an “audit committee financial expert” within the meaning of SEC rules.
Business Development - Experience in leading organizations in the areas of strategic development and mergers and acquisitions at Spectra Energy and Duke Energy.
Risk Management - Executive experience in risk management and holds a Certificate in Cybersecurity Oversight issued by Carnegie Mellon University Software Engineering Institute.

Independent Chairman of the Board Audit Corporate Governance and Nominating
		Other Public Company Boards
		Current	Prior (Within the past five years)
		Baker Hughes Company Enbridge, Inc.	Spectra Energy Corp Spectra Energy Partners L.P.

		Timothy S. Gitzel

		Occupation and Experience
		Mr. Gitzel has been President and Chief Executive Officer of Cameco Corporation (“Cameco”), a uranium producer and provider of processing services required to produce fuel for nuclear power plants, since July 2011. From May 2010 to July 2011, Mr. Gitzel served as President of Cameco and from January 2007 to May 2010, as its Senior Vice President and Chief Operating Officer.

Age	59	Key Skills and Qualifications
Director Since	2013
Executive Leadership - Executive leadership experience in a multi-national company.
Experience in Business, Government and Regulatory Affairs in Canada - Extensive experience in business, governmental and regulatory affairs in Canada and the Province of Saskatchewan, where most of our Potash business’ mines are located.
Mining Experience - Over 25 years of senior management experience in Canadian and international uranium and mining activities including global exploration and decommissioning operations.
Risk Management - Executive experience in risk management.

Independent
Committees
Audit Compensation (Chair)

		Other Public Company Boards
		Current	Prior (Within the past five years)
		Cameco Corporation	None

		Denise C. Johnson

		Occupation and Experience
		Ms. Johnson is the Group President of Resource Industries of Caterpillar, Incorporated (“Caterpillar”), a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Ms. Johnson has held this position since February 2016 when she was promoted from Vice President of Material Handling and Underground Division, which position she had held since January 2015. Prior to that, Ms. Johnson served as Vice President and Officer - Integrated Manufacturing Operations from May 2013 to January 2015, as Vice President and Officer - Diversified Products Division from January 2013 to May 2013 and as General Manager - Specialty Products from May 2011 to January 2013 of Caterpillar. Ms. Johnson began her career at General Motors Corporation and continued at General Motors Company, an automobile and truck manufacturer, where she held increasingly important roles from 1989 through 2011.
Age	55
Director Since	2014

Independent
		Key Skills and Qualifications
Committees
Global Operational Leadership - Significant experience in leading complex global operations, labor negotiations and product development, improvement and launches.
Operational Excellence - Experience in lean manufacturing and supply chain management.
Strategic Business Planning - Experience in developing global leadership strategies to optimize core business value.

Compensation EHSS

		Emery N. Koenig

		Occupation and Experience
		Mr. Koenig is the retired Vice Chairman and Chief Risk Officer of Cargill, Incorporated (“Cargill”). Mr. Koenig held this position since September 2013 and also served as a member of Cargill’s Corporate Leadership Team and board of directors since December 2009 until his retirement in February 2016. Previously, Mr. Koenig served as leader of Cargill Agricultural Supply Chain Platform from April 2006 to May 2014; as Executive Vice President and Chief Risk Officer of Cargill from June 2011 to September 2013; as Senior Vice President at Cargill from June 2010 to June 2011; and as leader of the Cargill Energy, Transportation and Industrial Platform from June 2007 to July 2011.

Age	66
		Key Skills and Qualifications
Director Since	2010
Executive Leadership - Experience in various senior executive and policy-making roles at Cargill, including broad experience in management of a global business.
Financial Expertise and Leadership - Experience as executive and leader in commodity trading, international trading and asset management businesses.
Risk Management - Executive experience in risk management functions of a large, multinational business.
Agricultural Business Expertise - Extensive experience in agricultural commodity trading and management.

Independent
Committees
EHSS (Chair) Corporate Governance and Nominating

		James ("Joc") C. O'Rourke

		Occupation and Experience
		Mr. O’Rourke was appointed our President and Chief Executive Officer in August 2015. He previously served as our Executive Vice President - Operations and Chief Operating Officer from August 2012 to August 2015 and as our Executive Vice President - Operations from January 2009 to August 2012. Prior to joining Mosaic, Mr. O’Rourke was President, Australia Pacific for Barrick Gold Corporation, the largest gold producer in Australia, from May 2006 to December 2008, where he was responsible for the Australia Pacific Business Unit consisting of ten gold and copper mines in Australia and Papua New Guinea.

Age	61	Key Skills and Qualifications
Director Since	2015
Management Interface with Board - Principal interface between management and our Board; facilitates our Board’s performance of its oversight function by communicating the Board’s and management’s perspectives to each other.
Mining Experience - More than 30 years of experience in U.S., Canadian and international mining activities, including both shaft and open-pit mining.
Global Operational Leadership - extensive experience in leading complex global operations.
Agriculture/Fertilizer Business - Longstanding experience in the agriculture and fertilizer industry through executive and operational roles for Mosaic.

Committees
None

		Other Public Company Boards
		Current	Prior (Within the past five years)
		The Toro Company	None

David T. Seaton

Occupation and Experience
Mr. Seaton is the former Chairman and Chief Executive Officer of Fluor Corporation, a professional services firm (“Fluor”). He was elected chairman in February 2012 and became a member of Fluor’s board of directors and its Chief Executive Officer in February 2011 and served in such positions until May 2019. Prior to his appointment as Chief Executive Officer, Mr. Seaton was Chief Operating Officer of Fluor from November 2009 to February 2011. Mr. Seaton served as Senior Group President of the Energy and Chemicals, Power and Government business groups for Fluor from March 2009 to November 2009 and held numerous positions in both operations and sales globally since joining Fluor in 1984.

Age	60	Key Skills and Qualifications
Director Since	Sept. 2019*
Project Management - Extensive experience in leading major projects.
Executive Leadership - Experience as a Chief Executive Officer and in other executive leadership and policy-making roles in a public company.
Leadership of Global Operations - Experience in leadership of a large, global business.
Energy and Chemicals Markets Experience - Experience in energy and chemicals markets.
Risk Management - Executive experience in risk management.

Independent
Committees
Audit Compensation

Other Public Company Boards
		Current	Prior (Within the past five years)
		ConocoPhillips Company	Fluor Corporation
*Mr. Seaton previously served on our Board from April 2009 to May 2019

		Steven M. Seibert

		Occupation and Experience
		Mr. Seibert is a land use and environmental attorney and has been a Florida Supreme Court-certified mediator for over 20 years. He has operated The Seibert Law Firm in St. Petersburg, Florida since January 2003, and in early 2013 co-founded a strategy consulting firm, triSect, LLC. From December 2016 to October 2020, Mr. Seibert served as interim Executive Director of the Florida Humanities Council, an independent, non-profit affiliate of the National Endowment for the Humanities, an independent Federal agency that serves and strengthens our republic by promoting excellence in the humanities and conveying the lessons of history to all Americans. From July 2008 until September 2011, Mr. Seibert was Senior Vice President and Director of Strategic Visioning for the Collins Center for Public Policy, a non-partisan, non-profit policy research organization.

Age	66
Director Since	2004
		Key Skills and Qualifications
Independent
Government and Public Policy; Statewide and Local Issues in Florida - Service in various public policy and governmental roles in Florida, as well as his law practice, contribute to our Board’s understanding of public policy and other statewide and local issues in Florida, where our headquarters and most of our phosphate operations are located.
Environment and Land Use Experience - Insights gained through his experience in environmental, land and water use and emergency management in Florida enhance our Board’s perspective on these matters and facilitates his contributions to our EHSS Committee.

Committees
Corporate Governance and Nominating EHSS

		Luciano Siani Pires

		Occupation and Experience
		On November 1, 2021, Mr. Siani Pires was elected Executive Vice President of Strategy and Business Development for Vale, S.A. (“Vale”), a global mining company. Prior to November 2021, Mr. Siani Pires held the position of Chief Financial Officer for Vale with oversight responsibility for finance (since July 2012), including procurement (from 2012 to 2017), information technology (from 2015 to 2017) and shared services and project implementation (from 2016 to 2017). From 2008 to July 2012, Mr. Siani Pires held leadership positions with Vale including Group Head of Strategy and Group Head of Human Resources. In 2007 and 2008, Mr. Siani Pires was chief of staff and executive secretary to the president at Brazil’s National Development Bank, where he had previously worked, (i) in 2005 and 2006, as chief of the Holding Management department (Capital Markets); and (ii) in 2001 and 2002, as head of the Export Finance department. Mr. Siani Pires also serves as chairman of the Board of Directors of VLI S.A., the holding company of VLI Group, the second largest Brazilian logistics company which operates railways, ports and logistics terminals.
Age	52
Director Since	2018
Independent
Committees
EHSS

		Key Skills and Qualifications

Financial Expertise and Leadership - Extensive experience as a Chief Financial Officer and in other financial leadership roles at several companies.
Strategic Business Planning and Business Development - Significant experience in developing global leadership strategies, including the negotiation of mergers, acquisitions, divestitures and joint ventures throughout the world.
Brazilian Markets - Extensive knowledge and experience in managing, financing and operating complex mining businesses in Brazil.
Risk Management - Executive Experience in Risk Management.

		Gretchen H. Watkins

		Occupation and Experience
Ms. Watkins joined Shell USA, Inc., formerly Shell Oil Company, Inc., an energy and petrochemicals company and producer of new energies, natural gas, oil and other products, in May 2018 as President Shell USA and Executive Vice President Global Shales. From October 2016 until its sale to Total Energies in May 2018, Ms. Watkins served as Chief Executive Officer of Maersk Oil and Gas ("Maersk"), a Danish oil and gas company. From January 2014 to October 2016, Ms. Watkins served as Chief Operating Officer of Maersk. From June 2008 to September 2013, Ms. Watkins held various corporate officer positions at Marathon Oil Company. Prior to this, Ms. Watkins held a number of executive level roles in three different continents with BP plc.

Age	53
Director Since	2020
		Key Skills and Qualifications
Independent
Executive and Operational Leadership - Extensive global leadership experience, including as Chief Executive Officer and in other strategic and policy making leadership roles at various commodity businesses.
Business and Government Affairs - Executive experience in government and regulatory affairs in the U.S., particularly in the area of energy policy
Project Management and Delivery - Extensive experience in leading major international energy projects.
Risk Management - Executive experience in risk management.

Committees
Compensation EHSS

		Other Public Company Boards
		Current	Prior (Within the past five years)
		None	WS Atkins plc

		Kelvin R. Westbrook

		Occupation and Experience
		Mr. Westbrook has been President and Chief Executive Officer of KRW Advisors, LLC, a provider of strategic and general business and consulting services in the telecommunications, media and other industries, since September 2007. Mr. Westbrook founded Millennium Digital Media Systems, LLC (“MDM”) in 1997 and served as Chairman and Chief Strategic Officer and as President and Chief Executive Officer of MDM from October 2006 to September 2007 and from May 1997 to September 2006, respectively.

Age	66	Key Skills and Qualifications
Director Since	2016
Executive and Operational Leadership - Extensive leadership experience, including as Chief Executive Officer and in other strategic leadership roles at various companies.
Legal, Media and Marketing - Core legal, media and marketing skills, including former service as a partner of a national law firm.
Corporate Governance - In-depth knowledge and expertise in corporate governance gained through service on the boards of directors and board committees of other public companies and not-for-profit entities.
Risk Management - Executive experience in risk management.

Independent
Committees
Corporate Governance and Nominating (Chair) EHSS

		Other Public Company Boards
		Current	Prior (Within the past five years)
		Archer Daniel Midland Company T-Mobile US Inc. Camden Property Trust	Stifel Financial Corp.

Nomination and Selection of Directors
The Corporate Governance and Nominating Committee identifies and evaluates potential director candidates in a variety of ways:
•Periodic solicitation of input from Board members;
•Consultations with senior management and director search firms; and
•Candidates nominated by stockholders who have complied with the advance notice procedures set forth in our Bylaws.
The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board. After considering this recommendation, the Board determines its nominees. The Corporate Governance and Nominating Committee evaluates all candidates on the same basis regardless of the source of the referral.
Our Bylaws provide that a stockholder entitled to vote at an annual meeting who wishes to nominate a candidate for election to the Board is required to give written notice to our Corporate Secretary of his or her intention to make such a nomination. In accordance with the advance notice procedures in our Bylaws, a notice of nomination is required to be received within the prescribed time and must contain certain information about both the nominee and the stockholder making the nomination as described in our Policy Regarding Identification and Evaluation of Potential Director Nominees. The full text of this policy is available on our website www.mosaicco.com under the “Investors – Governance – Governance Documents” caption. The Corporate Governance and Nominating Committee may require that the proposed nominee furnish other information to determine that person’s eligibility to serve as a director. Additionally, the notice of nomination must include a statement as to whether each such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election, an irrevocable resignation letter to be effective upon acceptance by the Board, in accordance with our Corporate Governance Guidelines. The remainder of the requirements of the advance notice procedures are described in this Proxy Statement under the caption “Stockholder Proposals and Nominations for the 2023 Annual Meeting of Stockholders.” A nomination that does not comply with the advance notice procedures may be disregarded.

Director Qualifications
In order to be nominated by the Board as a director, director nominees should possess, in the judgment of the Corporate Governance and Nominating Committee, the qualifications set forth in our Corporate Governance Guidelines, including:
•Personal characteristics:
–highest personal and professional ethics, integrity and values;
–an inquisitive and objective perspective; and
–practical wisdom and mature judgment;
•Broad experience at the policy-making level in international business, trade, agriculture, government, academia or technology;
•Expertise that is useful to us and complementary to the background and experience of other directors, so that an appropriate balance of skills and experience of the membership of the Board can be achieved and maintained;
•Willingness to represent the best interests of all stockholders and objectively appraise management performance;
•Involvement only in activities or interests that do not create a material conflict with the director’s responsibilities to us and our stockholders; and
•Commitment in advance of necessary time for Board and committee meetings.
In evaluating director nominees, the Board and the Corporate Governance and Nominating Committee believe that diversity in the broadest sense, as stated in our Corporate Governance Guidelines, including background, experience, geographic location, gender and ethnicity, is an important consideration in the composition of the Board as a whole. The Corporate Governance and Nominating Committee discusses diversity considerations in connection with each director candidate. When seeking the assistance of a director search firm to identify candidates, the Corporate Governance and Nominating Committee requests that the search firm consider diversity, in addition to other factors, in its search criteria.
Our Corporate Governance and Nominating Committee annually reviews our Corporate Governance Guidelines, including the provisions relating to diversity, and recommends to the Board any changes it believes appropriate to reflect best practices. In addition, our Board assesses annually its overall effectiveness by means of a self-evaluation process. This evaluation includes, among other things, a peer review of directors and an assessment of the overall composition of the Board, including a discussion as to whether the Board has adequately considered diversity, among other factors, in identifying and discussing director candidates.
The full text of our Corporate Governance Guidelines is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
Retirement from the Board
The Board has a retirement policy which provides that a non-employee director who attains age 74 shall submit his or her resignation as a director to be effective at the time of the next annual meeting of stockholders. The Board, on the recommendation of the Corporate Governance and Nominating Committee, may decline to accept a resignation if it determines that continued service as a director would be in the best interests of the Company. In addition, it is the policy of the Board that employee-directors (other than the CEO) resign from the Board upon their retirement from Mosaic. The Board also has a policy that any non-employee director or the CEO of Mosaic must submit his or her resignation if he or she has a material change in employment, is the subject of media attention that reflects unfavorably on his or her continued service on the Board or has an unresolved conflict of interest with Mosaic. The Board will accept or reject any of the foregoing resignations based on the best interests of Mosaic.

DIRECTOR STOCK OWNERSHIP GUIDELINES
We have stock ownership guidelines for non-employee directors in order to align their interests with the long-term interests of stockholders. These guidelines call for each director to acquire shares with a value of at least five times the annual base cash retainer within five years of becoming a director. Based on our current director compensation program, this amount would be $900,000 for our independent Chairman of the Board and $450,000 for each other non-employee director, other than Mr. Siani Pires as discussed in footnote (4) to the table below. For purposes of computing a director’s holdings under our stock ownership guidelines, RSUs (whether vested or unvested) owned by a director are included. The following table shows information about each non-employee director’s stock ownership at March 24, 2022 in relation to the ownership guidelines:

Non-Employee Director	Shares Included Under Guidelines		Value (1) in Excess of Guidelines ($)	Market Value of Shares (2)
	Shares (#)	Value ($) (1)		($)
Cheryl K. Beebe (3)	48,728	$964,782	$514,782	$3,037,171
Oscar P. Bernardes (3)	33,871	616,262	166,262	2,018,427
Gregory L. Ebel	106,444	2,712,875	1,812,875	6,788,773
Timothy S. Gitzel	61,448	1,543,929	1,093,929	3,909,381
Denise C. Johnson	51,029	1,256,801	806,801	3,194,951
Emery N. Koenig	68,149	2,030,476	1,580,476	4,368,869
David T. Seaton	47,454	1,343,176	893,176	2,949,813
Steven M. Seibert	55,777	1,474,697	1,024,697	3,520,521
Luciano Siani Pires (3)(4)	13,465	235,165	—	822,840
Gretchen H. Watkins (3)	17,855	310,004	—	920,209
Kelvin R. Westbrook	42,146	904,420	454,420	2,585,843
(1) Under our stock ownership guidelines for non-employee directors, RSUs are valued at the date of grant and other shares are valued at their date of purchase.
(2) Reflects market value as of March 24, 2022 of shares owned beneficially and shares subject to RSU’s that have vested as of the date of this Proxy Statement.
(3) Director has not yet completed five years of service. Ms. Beebe, Mr. Bernardes, Mr. Siani Pires and Ms. Watkins will complete five years of service on May 23, 2024, May 10, 2023, January 8, 2023 and May 21, 2025, respectively, if they remain as directors of Mosaic.
(4) Mr. Siani Pires had declined compensation for his service on our Board in order that he may remain in compliance with Vale’s policies while he served as its director representative. As a result, our Board had waived Mr. Siani Pires’ compliance with the Company’s non-employee director stock ownership guidelines. Following the Vale Stock Sale on November 9, 2021, Mr. Siani Pires began to receive compensation for his service on our Board and is now subject to compliance with the Company’s non-employee director stock ownership guidelines.
Our stock ownership guidelines for executive officers, including executive officers who are directors, are described under “Executive Stock Ownership Guidelines” on page 45 in our Compensation Discussion and Analysis.
CORPORATE GOVERNANCE
Our Board oversees the management of our business and determines overall corporate policies. The Board’s primary responsibilities are directing our fundamental operating, financial and other corporate strategies and evaluating the overall effectiveness of our management.
We review our corporate governance guidelines and practices on a regular basis, which are available on our website at www.mosaicco.com under the “Investors - Governance - Governance Documents” caption. Set forth below is a detailed description of our key governance policies and practices.
Board Independence
In addition to meeting the minimum standards of independence adopted by the New York Stock Exchange (“NYSE”), a director is not deemed “independent” unless our Board affirmatively determines that the director has no material relationship that would violate our Director Independence Standards.

Our Board has adopted Director Independence Standards, which include restrictions on the nature and extent of any affiliations directors and their immediate family members may have with us, our independent accountants, or any commercial or non-profit entity with which we have a relationship. A copy of our Director Independence Standards is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
Our Board, on the recommendation of the Corporate Governance and Nominating Committee, has determined that our incumbent non-employee directors, Cheryl K. Beebe, Oscar P. Bernardes, Gregory L. Ebel, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, David T. Seaton, Steven M. Seibert, Luciano Siani Pires, Gretchen H. Watkins and Kelvin R. Westbrook are each “independent” under the NYSE rules and our Director Independence Standards. In making its independence recommendations, our Corporate Governance and Nominating Committee reviewed all of our directors’ relationships with us based primarily on a review of each director’s response to questions regarding employment, business, familial, compensation and other relationships with us and our management. James (“Joc”) C. O’Rourke, our current President and CEO, is not independent because of his relationship with Mosaic.
Board Oversight of Risk
It is the role of management to operate the business, including managing the risks arising from our business, and the role of our Board to oversee management’s actions.
Management’s Enterprise Risk Management, or ERM, Committee assists us in achieving our business objectives by creating a systematic approach to anticipate, analyze and review material risks. The ERM Committee consists of a cross-functional team of our executives and senior leaders. The ERM Committee has the responsibility for establishing the context of our ERM process, as well as identifying, analyzing, evaluating and ensuring that appropriate protocols are in place to mitigate the risks.
Our Board is responsible for oversight of our management of enterprise risk. Our Board provides guidance with regard to our enterprise risk management practices; our strategy and related risks; and significant operating, financial, legal, regulatory, legislative and other risk-related matters relating to our business. As an integral part of the Board’s oversight of enterprise risk management, the Board has directed the ERM Committee to review its activities with the full Board on a periodic basis, and the Board monitors management’s processes, reviews management’s risk analyses and evaluates our ERM performance. In addition, regularly-scheduled meetings of our Board from time to time include an in-depth review of one or more significant enterprise risk focus topics.
Pursuant to their respective charters, each of the committees of our Board assists in the Board’s oversight of risk as follows:
•In accordance with its charter and NYSE listing standards, our Audit Committee regularly reviews with management, our Vice President – Internal Audit, and our independent registered public accounting firm, the quality and adequacy of our system of internal accounting, financial, disclosure and operational controls, including policies, procedures and systems to assess, monitor and manage business risks, as well as compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and discusses with management and our Vice President – Internal Audit policies regarding risk assessment and risk management.
•Our EHSS Committee oversees management’s plans, programs and processes to evaluate and manage EHSS risks to our business, operations and products; the quality of management’s processes for identifying, assessing, monitoring and managing the principal EHSS risks in our businesses; and management’s objectives and plans (including means for measuring performance) for implementing our EHSS risk management programs.
•Our Corporate Governance and Nominating Committee oversees succession planning for our CEO and oversees, from a corporate governance perspective, the manner in which the Board and its committees review and assess enterprise risk.
•Our Compensation Committee oversees risks related to our executive and employee compensation policies and practices, as well as succession planning for senior management other than our CEO.
Each of these Committees reports to the full Board on significant matters discussed at their respective meetings, including matters relating to risk oversight.

Committees of the Board of Directors
Our Board has four standing committees, with each of them composed entirely of independent directors:
•Audit;
•Compensation;
•Corporate Governance and Nominating; and
•Environmental, Health, Safety and Sustainable Development.
Each of these committees plays a significant role in the discharge of our Board’s duties and obligations and routinely meets in private session without the CEO or other members of management in attendance. Each of the four committees operates under a written charter which is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.

Audit Committee

Five Members:
The Board has determined that all of the Audit Committee’s members are financially literate and meet the independence requirements of the NYSE and the SEC.

The Board has further determined that each of Cheryl K. Beebe, Gregory L. Ebel and David T. Seaton qualifies as an “audit committee financial expert” as the term is defined by the SEC.

•	Cheryl K. Beebe, Chair
•	Oscar P. Bernardes
•	Gregory L. Ebel
•	Timothy S. Gitzel
•	David T. Seaton

Meetings During 2021:	Eight
Key Responsibilities:
•appointment, retention, compensation and oversight of the work of our independent registered public accounting firm;

•reviewing the scope and results of the annual independent audit and quarterly reviews of our financial statements with the independent registered public accounting firm, management and internal auditor;

•reviewing the internal audit plan and audit results;
•reviewing the quality and adequacy of internal control systems with management, the internal auditor and the independent registered public accounting firm;

•reviewing with the independent registered public accounting firm and managing the application and impact of new and proposed accounting rules, regulations, disclosure requirements and reporting practices on our financial statements and reports; and

•reviewing the Audit Committee Report included in this Proxy Statement.

Compensation Committee
Five Members:

•	Timothy S. Gitzel, Chair	None of our Compensation Committee’s members also serve as our officers or employees, and all of its members, including its Chair, meet the independence requirements of the NYSE and the SEC.
•	Oscar P. Bernardes
•	Denise C. Johnson
•	David T. Seaton
•	Gretchen H. Watkins

Meetings During 2021: Six
Key Responsibilities:
Assists the Board in oversight of compensation of our executives and employees and other significant human resource strategies and policies. This includes, among other matters, the principles, elements and proportions of total compensation to our CEO and other executive officers, the evaluation of our CEO’s performance and broad-based compensation, benefits and rewards and their alignment with our business and human resource strategies. The responsibilities of our Compensation Committee include, among others:
•Chief Executive Officer Compensation:
	w	reviewing and recommending to our independent directors the amount and mix of direct compensation paid to our CEO; and
	w	establishing the amount and mix of executive benefits and perquisites for our CEO.
•Other Executive Officers’ Compensation. Establishing the amount and nature of direct compensation and benefit programs for our other executive officers.
•Severance, Change-in-Control and Other Termination Arrangements:
	w	reviewing and recommending to our independent directors the levels of compensation under severance, change-in-control and other termination arrangements for our CEO;
	w	establishing any change-in-control and other termination arrangements for our other executive officers; and
	w	adopting appropriate forms of agreements reflecting such arrangements.
•Incentive Plans:
	w	reviewing and recommending measures and weightings to our Board under short- and long-term incentive plans for executive officers;
	w	recommending to our independent directors awards under these plans to our CEO; and
	w	approving awards under these plans to our other executive officers.
•Other Benefit Plans. Overseeing the design and administration of our stock option, incentive and other executive benefit plans.
Also oversees:
•our public disclosure of compensation matters in our proxy statements;
•our solicitation of stockholder approval of compensation matters, including the advisory Say-on-Pay Proposal included in this Proxy Statement as Proposal No. 3;

•risks related to our executive and employee compensation policies and practices, including the design of executive and employee compensation programs to mitigate financial, stockholder, reputation and operation risks; and

•succession planning for our senior management other than the CEO and related risks.

Compensation Committee
Delegations of Authority
•Our Compensation Committee’s charter provides that it may delegate its authority to a subcommittee of its members.

•Our Compensation Committee also may delegate its authority when authorized to do so by one of our compensation plans. Our 2014 Stock and Incentive Plan and 2004 Omnibus Stock and Incentive Plan each expressly permits the committee to delegate authority as it deems appropriate.

Additional information about our Compensation Committee’s responsibilities and its processes and procedures for consideration and determination of executive compensation is included in our Compensation Discussion and Analysis, under “Executive Compensation Governance - Key Roles in Named Executive Officer Compensation Process.”

Corporate Governance and Nominating Committee
Five Members:
• Kelvin R.Westbrook, Chair
The Board has determined that all of the Corporate Governance and Nominating Committee’s members meet the independence requirements of the NYSE and the SEC.
• Cheryl K. Beebe
• Gregory L. Ebel
• Emery N. Koenig
• Steven M. Seibert

Meetings During 2021:	Five
Key Responsibilities:
•recommending to the Board a set of corporate governance guidelines and providing ongoing oversight of governance;
•recommending to the Board nominees for director;
•recommending to the Board all committee assignments;
•developing and recommending to the Board a compensation and benefits program for the non-employee directors;
•overseeing the Board and committee annual evaluation process, including peer review;
•overseeing, from a corporate governance perspective, the manner in which the Board and its Committees review and assess enterprise risk;
•reviewing and approving certain transactions involving related persons; and
•reviewing the succession plan for the CEO.

Environmental, Health, Safety and Sustainable Development Committee
Six Members:
• Emery N. Koenig, Chair
• Denise C. Johnson
• Steven M. Seibert
• Luciano Siani Pires
• Gretchen H. Watkins
• Kelvin R. Westbrook

Meetings During 2021:	Four
Key Responsibilities:
Provides oversight of our EHSS strategic vision and performance, including the safety and health of employees and contractors; environmental performance; the systems and processes designed to manage EHSS risks, commitments, public responsibilities and compliance; relationships with an impact on communities with respect to EHSS matters; public policy and advocacy strategies related to EHSS issues; and achieving societal support of major projects. Its responsibilities include, among others:
•overseeing the effectiveness of management’s systems, policies and processes that support our EHSS goals, commitments and compliance obligations;
•conducting an annual environmental, health and safety management system review;
•reviewing with management compliance with environmental, health and safety laws, and pending or threatened environmental, health and safety proceedings;
•overseeing management’s responses to significant emerging EHSS issues;
•monitor environmental and sustainability performance and progress toward companywide targets;
•reviewing sustainability issues, including product stewardship;
•overseeing our processes and practices for stakeholder engagement on EHSS matters; and
•overseeing our processes for managing EHSS risks.

Other Policies and Practices Relating to the Board of Directors
Board Leadership Structure
As provided in our Corporate Governance Guidelines, our Board retains the right to exercise its discretion in combining or separating the offices of Chairman and CEO. Our Board believes that this issue is part of the succession planning process and that it is in the best interests of Mosaic for the Board to make a determination when it elects a new CEO.
At the present time, we have separated these two offices, with Mr. Ebel serving as our independent Chairman and Mr. O’Rourke serving as our CEO. Our Board believes that separating these positions:

•Allows our independent Chairman to focus on advising and overseeing management; and
•Allows our CEO to devote his time and efforts to the management and operation of Mosaic, including the development and implementation of our business strategies.

In his role as independent Chairman, Mr. Ebel, among other things:

•Leads the Board’s process for assessing the performance of the CEO;
•Acts as a liaison between the Board and senior management;
•Establishes, prior to the commencement of each year and in consultation with the Corporate Governance and Nominating Committee, a schedule of agenda subjects to be discussed during the year;
•Establishes the agenda for each regular Board meeting;
•Presides over each Board meeting; and
•Presides over private sessions of the non-management directors at regular Board meetings.

Evaluation of Board Performance
In order to continue to evaluate and improve the effectiveness of the Board, under the guidance of the Corporate Governance and Nominating Committee, our directors annually evaluate the Board’s performance, including the performance of each Board committee. The evaluation process includes a survey of the individual views of directors, a summary of which is then shared with the Board, as well as peer review of directors. The Corporate Governance and Nominating Committee annually evaluates its own performance as well as the performance of the Board as a whole, including peer review, and each other Board committee annually evaluates its own performance.
Executive Sessions
The non-management directors meet in executive session at each regular Board meeting without the CEO or other members of management in attendance. In addition, our independent directors meet in executive session at least annually. Mr. Ebel, our Chairman of the Board, presides at these sessions. Similarly, all Board committees regularly meet in executive session without management.
Director Meeting Attendance
Directors are expected to regularly attend Board meetings and meetings of committees on which they serve and to spend the time necessary to properly discharge their responsibilities. In addition to attendance at Board and committee meetings, directors discharge their responsibilities throughout the year by personal meetings and telephone or video conference contact with our executive officers and others regarding our business and affairs. Our full Board held five regular meetings and one special meeting during 2021. Each director was present for at least 92 percent of the aggregate number of meetings of the Board and committees of the Board of which such director was a member that occurred during 2021.
All directors and director nominees are expected to attend the annual meeting. Last year, all of our then-serving directors attended the 2021 Annual Meeting.
Communications with the Board
The Board believes that accessibility to the members of our Board is an important element of our corporate governance practices and has adopted a policy regarding communications with our Board. Pursuant to the policy, our Senior Vice President, General Counsel and Corporate Secretary serves as confidential intermediary between stockholders or other interested parties and our Board. Communications addressed to the Board as a whole, other than those described below, will be forwarded to the Chairman of the Board. Communications, other than those described below, addressed to an individual director will be forwarded to such named director.
Stockholders and interested parties are offered several methods for communication with the Board, including via e-mail and through a toll-free telephone number monitored by the office of our Senior Vice President, General Counsel and Corporate Secretary. They may:

•contact our Board via our toll-free telephone number at (877) 261-2609 inside the United States, or call collect to (503) 726-3224 outside the United States;

•send written communication in care of our Senior Vice President, General Counsel and Corporate Secretary at The Mosaic Company, Atria Corporate Center, Suite W400, 3033 Campus Drive, Plymouth, Minnesota 55441;

•send e-mail messages to our Board, including the independent Chairman or the non-management directors as a group, to directors@mosaicco.com; or
•send communications relating to accounting, internal accounting controls or auditing matters by means of e-mail messages to auditchair@mosaicco.com.

Any such communications by employees may be made on a confidential and/or anonymous basis. Stockholders making such communication are encouraged to state that they are security holders and provide the exact name in which their shares are held and the number of shares held.
“Spam” such as advertising, solicitations for business, requests for employment or requests for contributions will not be forwarded.
Our Senior Vice President, General Counsel and Corporate Secretary, or a member of his staff under his direction, may handle in his discretion any communication that is described within any of the following categories:

•routine questions, complaints and comments that management can appropriately address;
•routine invoices, bills, account statements and related communications that management can appropriately address;
•surveys and questionnaires; and
•requests for business contacts or referrals.
In these cases, he will provide a copy of the original communication to the Chairman of the Board (or to the Chair of the Corporate Governance and Nominating Committee) and advise of any action taken with respect to the communication. Our Senior Vice President, General Counsel and Corporate Secretary, or a member of his staff, will forward any communications not clearly addressed as set forth above to the Chairman of the Board for handling.
The full text of our policy regarding stockholder communications with the Board is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
Director Education Policy
Our Board believes that our stockholders are best served by a board of directors comprised of individuals who are well versed in modern principles of corporate governance and other subject matters relevant to board service. Our Board has adopted a Director Education Policy that encourages all directors to pursue ongoing education and development studies on topics that they deem relevant given their individual backgrounds and committee assignments on the Board. In order to facilitate ongoing education, our management provides to our directors on a periodic basis pertinent articles and information relating to our business and our competitors and to corporate governance and regulatory issues, as well as presentations by subject matter experts on new legal and regulatory requirements. We also maintain a membership for each of our directors in an organization dedicated to corporate governance and ongoing education, and fund the reasonable costs of attending director education programs. Directors serving on multiple boards are encouraged to obtain pro rata reimbursement of their director education expenses from each corporation that they serve. Prior approval for attendance is obtained from the chair of the Corporate Governance and Nominating Committee in each case where a director intends to seek reimbursement of the cost of attendance.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics (the “Code of Ethics”) is a statement of our high standards for ethical and legal compliance, and it governs the manner in which we conduct our business. All of our employees, officers, directors, agents and representatives, including consultants, are expected to comply with our Code of Ethics. Each of our directors and officers, as well as over 10,000 other employees in our last annual certification cycle, is requested annually to certify compliance with the Code of Ethics. A copy of our Code of Ethics is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.

DIRECTOR COMPENSATION
Overview
Non-Employee Directors. The Corporate Governance and Nominating Committee reviews our director compensation program on an annual basis to ensure that it is competitive with market practices. Although matters of director compensation ultimately are the responsibility of the full Board, the Corporate Governance and Nominating Committee evaluates director compensation levels, makes recommendations regarding the structure of director compensation, and develops a director pay philosophy that is aligned with the interests of our stockholders. Although our director compensation program is reviewed annually, our Corporate Governance and Nominating Committee expects that, absent special circumstances, director compensation levels would be adjusted no more frequently than every two years.
As provided in our Corporate Governance Guidelines, our Corporate Governance and Nominating Committee, in making recommendations regarding director compensation, is guided by three goals:
•Compensation should fairly pay directors for work required for a company of our size and scope;
•Compensation should align directors’ interests with the long-term interests of stockholders; and
•The structure of compensation should be simple, transparent and easy for our stockholders to understand.
In the course of conducting its review of director compensation, the Corporate Governance and Nominating Committee from time to time reviews various formal studies regarding director compensation practices at public companies, as well as a variety of other data sources. Our Corporate Governance and Nominating Committee also has the sole authority to select, retain and terminate an independent compensation consultant and to approve the consultant’s fees and other retention terms.
As discussed in footnote (6) to the 2021 Non-Employee Director Compensation Table beginning on page 28, prior to the Vale Stock Sale, Mr. Siani Pires had declined compensation for his service on the Board. Following such sale, Mr. Siani Pires has accepted and received the compensation approved for Mosaic’s non-employee directors, prorated to the date of the Vale Stock Sale.
Employee Directors. Directors who are employees receive no director fees or other separate compensation for service on the Board or any committee of the Board for the period during which they are employees. During 2021, James (“Joc”) C. O’Rourke, our President and CEO, was an employee and director. All of our compensation to our CEO is set forth under “Executive Compensation Tables” beginning on page 50.
Director Compensation Policy
The director compensation policy provides for the following retainers for our non-employee directors:
•an annual cash retainer of $180,000 to our Chairman of the Board and $90,000 to each other director;
•an annual cash retainer of $20,000 to the Chair of our Audit Committee, which was increased to $24,000 effective May 20, 2021;
•an annual cash retainer of $15,000 to the Chair of our Compensation Committee, which was increased to $20,000 effective May 20, 2021; and
•an annual cash retainer of $10,000 to each director who serves as Chair of our Corporate Governance and Nominating Committee or EHSS Committee, which was increased to $15,000 effective May 20, 2021.
The Board approved the May 20, 2021 increase upon the recommendation of the Corporate Governance and Nominating Committee following its annual review of our director compensation policy.
In addition, the director compensation policy provides for a single annual grant of RSUs, with a grant date fair value of $260,000 for our Chairman of the Board and $155,000 for each other non-employee director. New non-employee directors receive a single grant of RSUs effective on and prorated to the date of their election to our Board.
The RSUs are granted following each annual meeting where a non-employee director is elected or re-elected and vest completely on the date of the next annual meeting, but vested RSUs are subject to an additional holding period and are not issued until the third anniversary of the grant date. We establish the number of shares subject to the grant of RSUs by dividing the target value of the grant by the closing price of a share of our Common Stock on the date of grant. If a director ceases to be a director prior to vesting, the director will forfeit the RSUs except in the event of death (in which case the RSUs will vest immediately) or unless otherwise determined by our Corporate Governance and Nominating Committee. Vested but unissued RSUs of a director who is removed for cause will be forfeited, and as to RSUs for which an election has been made under our long-term equity deferral plan, shares will be issued in accordance with the director’s election. The RSUs include dividend equivalents which provide for payment of an amount equal to the dividends paid on an equivalent number of shares of our Common Stock and which will be paid following vesting of the award at the same time as we issue shares of our Common Stock. A director may elect up to half of the RSUs granted to the director to be paid in cash rather than shares of Common Stock.
The Mosaic Non-Qualified Deferred Compensation Plan permits a director to elect to contribute up to 100% of the director’s fees on a tax-deferred basis until distribution of the participant’s plan balance. A participant’s balance accrues gains or losses at rates equal to those on various investment alternatives selected by the participant. The available investment alternatives are the same as are available for selection by participants as investments under the Mosaic 401(k) Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), except that the Mosaic Stock Fund investment alternative is excluded. Because the rate of return is based on actual investment measures, no above-market earnings are paid. The Mosaic Non-Qualified Deferred Compensation Plan provides that our Board, as constituted immediately before a change-in-control (as defined in the plan), may elect to terminate the plan. A termination would result in lump-sum payments to participants of their account balances under the plan.
Our unfunded non-qualified equity deferral plan and the applicable RSU award agreements allow eligible directors to elect to contribute all or a portion of annual RSU grants to the plan. Contributions are made on a tax-deferred basis until distribution in accordance with a payment schedule selected by the director at the time of his or her deferral election. For each share that would have been issued under an RSU award but for an election to defer its receipt, the director will be credited with a recordkeeping amount of cash equal to the dividends per share paid or payable to holders of our Common Stock on a share of our Common Stock. This recordkeeping amount will be paid out consistent with the payment dates specified in the plan.
We do not pay meeting fees, and we do not provide any perquisites to our non-employee directors except for reimbursement of travel expenses when spouses attend Board functions.
The following table and accompanying narrative and notes provide information about our compensation for service as a non-employee director during 2021.
2021 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
Cheryl K. Beebe	$104,703	$155,003	$—	$259,706
Oscar P. Bernardes	90,000	155,003	2,749	247,752
Nancy E. Cooper(5)	70,110	—	2,749	72,859
Gregory L. Ebel	180,000	259,993	4,549	444,542
Timothy S. Gitzel	108,063	155,003	2,749	265,815
Denise C. Johnson	90,000	155,003	2,749	247,752
Emery N. Koenig	103,063	155,003	2,749	260,815
David T. Seaton	90,000	155,003	2,749	247,752
Steven M. Seibert	90,000	155,003	2,749	247,752
Luciano Siani Pires (6)	12,717	—	—	12,717
Gretchen H. Watkins	90,000	155,003	—	245,003
Kelvin R. Westbrook (7)	103,063	155,003	2,749	260,815

(1)Reflects the aggregate amount of the cash retainers earned or paid for 2021.
(2)Reflects the grant date fair value for RSUs granted to directors, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, or FASB ASC 718. The assumptions used in our valuation of these awards are discussed in note 20 to our audited financial statements for 2021 included in the 2021 10-K Report.

(3)The following table shows the number of RSUs held at December 31, 2021 by each non-employee director who served during 2021:

Director	Restricted Stock Units Held at December 31, 2021 (#)	Vesting Date
Gregory L. Ebel	12,026	5/21/2020
	22,511	5/20/2021
	7,439	5/19/2022
Nancy E. Cooper	7,169	5/21/2020
	13,420	5/20/2021
Each of Cheryl K. Beebe, Oscar P. Bernardes, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, Steven M. Seibert and Kelvin R. Westbrook	7,169	5/21/2020
	13,420	5/20/2021
	4,435	5/19/2022
David T. Seaton	5,331	5/21/2020
	13,420	5/20/2021
	4,435	5/19/2022
Gretchen H. Watkins	13,420	5/20/2021
	4,435	5/19/2022
Luciano Siani Pires	(6)	(6)
(4)Reflects dividend equivalent payments for 2021. Dividend equivalents are unfunded, do not bear interest and are not paid unless the shares that are subject to the RSU are issued.
(5)Ms. Cooper retired from our Board effective as of the close of the 2021 Annual Meeting.
(6)Mr. Siani Pires had declined compensation for his service on the Board in order that he may remain in compliance with Vale’s policies while he served as its director representative. Following the Vale Stock Sale on November 9, 2021, Mr. Siani Pires has accepted compensation for his service on our Board. The Company issued an annual RSU award to Mr. Siani Pires on March 3, 2022, prorated from the date of the Vale Stock Sale. Such award will vest on May 19, 2022, the date of the 2022 Annual Meeting.
(7)Mr. Westbrook elected to defer twenty percent of his director fees earned or paid in cash pursuant to the Mosaic Non-Qualified Deferred Compensation Plan.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (CD&A) describes the material elements of our executive compensation program for our Named Executive Officers for 2021. Our Named Executive Officers were:

2021 Named Executive Officers
James ("Joc") C. O'Rourke	President and Chief Executive Officer
Clint C. Freeland	Senior Vice President and Chief Financial Officer
Corrine D. Ricard	Senior Vice President - Mosaic Fertilizantes
Bruce M. Bodine	Senior Vice President - North America
Walter F. Precourt III	Senior Vice President - Strategy and Growth
Executive Summary
Business Developments during 2021
•During the second quarter of 2021, due to increased brine inflows, we made the decision to accelerate the timing of the shutdown of our K1 and K2 mine shafts at our Esterhazy, Saskatchewan potash mine and began the transition to the K3 mine shaft. We also resumed production at our previously idled Colonsay potash mine to offset a portion of the production lost by the early closure of the K1 and K2 shafts at Esterhazy. In December, the K3 shaft became fully operational.
•We prepaid the outstanding balance of $450 million on our 3.75% senior notes, due November 15, 2021, without premium or penalty, in August 2021.
•In August 2021 we entered into a new, unsecured five-year credit facility of up to $2.5 billion, with a maturity date of August 19, 2026, which replaces our prior $2.2 billion line of credit. This increase in size provides additional security and flexibility and reflects the growth in our business.
•We repurchased 11,200,371 shares of our Common Stock at an average price of $36.69 per share, for a total purchase price of approximately $410.9 million. This includes 8,544,144 shares we purchased in an underwritten secondary offering by Vale, when Vale divested its interest in Mosaic.
•In the fourth quarter of 2021, our Board of Directors approved a 50% increase to our annual dividend to $0.45 per share beginning in 2022.
•In 2020, we filed petitions with the U.S. Department of Commerce (“DOC”) and the U.S. International Trade Commission (“ITC”) that requested the initiation of countervailing duty investigations into imports of phosphate fertilizers from Morocco and Russia. The purpose of the petitions was to remedy the distortions that we believe foreign subsidies have caused or are causing in the U.S. market for phosphate fertilizers, and thereby restore fair competition. During the first quarter of 2021, the DOC made final affirmative determinations that countervailable subsidies were being provided by those governments and the ITC made final affirmative determinations that the U.S. phosphate fertilizer industry is materially injured by reason of subsidized phosphate fertilizer imports from Morocco and Russia. As a result of these determinations, the DOC issued countervailing duty orders on phosphate fertilizer imports from Russia and Morocco, which are scheduled to remain in place for at least five years.
•In response to Covid-19, we continued to implement measures in 2021 that were intended to protect the immediate health and safety of our employees, including working remotely and alternating work schedules, in order to minimize the number of employees at a single location. Businesses have been impacted by short-term labor shortages due to illness, transportation issues such as trucking delays and port congestion which are slowing delivery of inputs to facilities and products to end customers. At this time, we have experienced limited adverse financial or operational impacts related to Covid-19.
We have included additional information on these matters in our accompanying 2021 Annual Report.

2021 Financial Performance

	2021	2020
Net Sales (in millions)	$12,357.4	$8,681.7
Net Income (in millions)	$1,630.6	$666.1
Diluted Net Earnings per Share	$4.27	$1.75
Operating Earnings (in millions)	$2,468.5	$412.9
Executive Compensation Overview
We operate in a cyclical and seasonal industry in which profitability is heavily influenced by commodity prices and other external factors, including the price, supply and demand of our fertilizer products and the key inputs we use to produce them. While some of these factors are controllable, others are not. As a result, our incentive measures reflect key financial and operational performance that take into consideration the impact of external factors, yet are within the control of management. Our executive officers and non-sales salaried employees globally participate in short-term incentive plans with the same metrics except that starting in 2021 the executive officers are also measured on goals tied to the execution of our six global strategic priorities, which are discussed in “Executing our Strategy” on page 3. Common incentives across the executive officer group promote collaboration, unity of interests and accountability for enterprise results.
Our executive compensation program’s target total direct compensation includes traditional base salary, short-term incentives tied to financial, operational and strategic performance and long-term incentives linked to stock price performance.
2021 compensation overview:
•As in prior years, the majority of target total direct compensation for 2021 was “at risk” based on financial, operational and stock price performance.
•We made the following changes to our short-term incentive plan to create greater alignment with our six global strategic priorities:
–increased focus on adjusted operating earnings and free cash flow,
–implemented an ESG scorecard, and
–for the Company’s executive officers, included strategic goals focused on leading indicators of future financial performance.
Financial metrics continued to be the primary focus of our short-term incentive plans with a 65% weighting. A 15% weighting was given to ESG performance, and 20% to strategic goals.
•Our short-term incentive plan for our Named Executive Officers paid out at payouts ranging from 153.70% to 156.20% of target, based upon the Company’s strong earnings and cash flow, our cost-structure transformation in North America and Mosaic Fertilizantes, successful investments like our new Esterhazy K3 mine, robust ESG achievements in the areas of risk reduction and diversity and inclusion, and the Named Executive Officers performance on their individual strategic goals.
•Long-term incentive awards granted to Named Executive Officers in 2021 for the 3-year performance period ending February 2024 consisted of one-third time-based RSUs and two-thirds TSR performance units.
–RSUs granted in 2021 to our Named Executive Officers will vest on the third anniversary of the grant date.
–TSR performance unit awards granted in 2021 to our Named Executive Officers:
◦are one-half stock settled and one-half cash settled;
◦require positive adjusted net earnings over the three-year performance period and 10% TSR growth over the three-year performance period to earn target awards; and
◦require an additional one-year holding period on the stock settled portion of the award.
•TSR performance unit awards granted in 2018 for the 2018 - 2021 performance period which ended in March 2021, paid out at 101.12% of target.

Compensation Practices and Policies
The Compensation Committee periodically reviews our executive compensation program to ensure that it remains consistent with our pay-for-performance philosophy and, as a whole, reflects what the Compensation Committee believes to be best practices among our peer group and the broader market. Highlights of our 2021 compensation practices and policies are presented below.

What We Do
✓	A majority of target total direct compensation is at-risk and tied to performance.
✓	We maintain an appropriate balance between short-term and long-term compensation to provide appropriate balance between short- and long-term decision making, encourage prudent decision making, and discourage excessive risk taking.
✓	We have adopted a clawback policy that is applicable to annual and long-term incentives.
✓	Executive change-in-control agreements and long-term incentive awards require double trigger vesting in the event of a change-in-control.
✓	We have adopted stock ownership guidelines of 5x annual salary for CEO and 3x annual salary for other executive officers, with a requirement to hold 100% of all shares acquired from vested equity until the required ownership level is achieved.
✓	The Compensation Committee engages an independent executive compensation consultant and has access to other independent advisors.
✓	We hold an annual say-on-pay vote.

What We Don’t Do
✗	We do not enter into executive employment agreements with lengthy terms or evergreen provisions.
✗	We do not award uncapped incentives that could contribute to excessive risk taking.
✗	We do not provide tax gross-ups under our executive change-in-control agreements.
✗	We do not permit hedging or pledging of Mosaic stock.
✗	We do not reprice options under our stock plan.
✗	We do not pay dividends or dividend equivalents on unearned TSR performance units or RSUs.
✗	We do not provide excessive perquisites for senior leaders; perquisites are limited to restoration provisions and those that require a specific business rationale.

CEO Three-Year Reported versus Realized Pay: Short-Term Incentives and Long-Term Incentives
Our Compensation Committee believes it is helpful to look at performance-based compensation from the perspective of the value actually realized compared to the value that was reported. The first chart below shows target annual short-term incentive opportunity for our CEO, as reported, compared to actual payouts for the periods ended December 31, 2019, 2020, and 2021. The second chart provides the grant date fair value of long-term incentive awards granted to our CEO during the three-fiscal years from 2016-2018, respectively, compared with the value actually realized on the vest date of each award. This comparison helps to illustrate the sensitivity to performance of our incentive compensation and is intended to supplement, rather than to replace, the information found in the Summary Compensation Table on page 50 for the applicable years.
(a) For each year shown above, Reported Pay includes the target short-term incentive award as reported for our CEO in each applicable Grants of Plan-Based Awards Table.
(b) For each year shown above, Realized Pay includes the actual short-term incentive award earned based on that year’s performance, as reported for our CEO in each applicable Summary Compensation Table.
(a) For each year shown above, Reported Pay includes grant date fair value of long-term incentive awards granted in 2016, 2017 and 2018 as reported for our CEO in each applicable Summary Compensation Table.
(b) For each year shown above, Realized Pay includes the actual value of long-term incentive awards received for 2016 awards that vested in 2019, 2017 awards that vested in 2020 and 2018 awards that vested in 2021.

2021 Stockholder Say-on-Pay Vote
We provide our stockholders with the opportunity to cast a say-on-pay vote each year. At our 2021 Annual Meeting, approximately 93% of the votes cast were in favor of our say-on-pay proposal.
Stockholder Engagement
During 2021, we invited the top 20 stockholders (excluding Vale) representing 39% of our outstanding shares at the time of the invitation to meet with members of our senior leadership team and spoke with five stockholders, representing 10% of our outstanding shares (the remaining 15 invited stockholders did not require a meeting or did not respond to our invitation). In general, our outreach was well received by those stockholders and, although they raised no specific concerns, we engaged in a constructive dialogue. To the extent the Company receives specific comments about executive compensation policies or practices, the Compensation Committee will take them into consideration when making its decisions.
The outreach program is designed to maintain an ongoing relationship with investors to better understand their issues and perspectives on the Company, including compensation practices. We plan to continue the outreach program in years to come.
Executive Compensation Program
Compensation Philosophy and Program Objectives
Our executive compensation program aims to align with our stockholders’ interests by tying executive pay to the successful execution of our long-term strategic plan and achievement of our business objectives, as well as to support our ability to attract, retain and motivate key executives. Within this overall compensation philosophy, our Compensation Committee makes executive officer compensation decisions based on strategic progress, desired business direction, individual achievement and relative positioning within our peer group. During 2021, the Compensation Committee approved an updated executive compensation philosophy following consultation with its independent compensation consultants.
Our executive compensation program is designed to build a competitive advantage in a global industry heavily influenced by factors such as fertilizer and other commodity prices. The program is shaped by the realities of a capital-intensive, cyclical and seasonal business with potentially large swings in profitability due to market and other external factors, including:
•price, supply and demand of our fertilizer products and the key product inputs;
•market prices for end-customer products which have an impact on the demand and/or affordability of a company’s products/services;
•weather events and patterns affecting crop yields and prices;
•raw material and energy costs that affect profit margins;
•government fertilizer subsidies and other farm policies; and
•environmental regulations and the costs of compliance and risk abatement.
As a result, our incentive plans reward achievement of key financial and operational performance measures that take into consideration the impact of external factors, yet are within the control of management. Starting in 2021, in addition to corporate financial metrics which comprise 65% of their target short-term incentive, executive officers have 20% of their target short-term incentive tied specifically to individual goals related to our six strategic priorities as well as 15% tied to a scorecard of our ESG progress. Program elements are designed to work in concert to meet Mosaic’s business and executive talent objectives in a way that align with the interests of our stockholders. Furthermore, common incentives across the executive officer group promote collaboration, unity of interests and accountability for enterprise results.
When evaluating the competitiveness of our program, we look at total direct compensation rather than each element individually. In this way, we are better able to track and manage program costs in the same manner as other business expenses.

Elements of Compensation
The elements of our executive compensation program for our Named Executive Officers include:

	Compensation Element	Purpose	Key Principles
Fixed	Base Salary	•Provide a fixed level of competitive base pay to attract and retain talent	•Salaries are set based on responsibilities, experience, expertise, organizational impact and leadership competencies.
•Salary levels should be competitive and generally approximate the 50th percentile of our peer group.
Variable	Short-Term Incentives
•Motivate short-term performance against specified financial, operational and strategic targets
•Align performance objectives with the interests of our stockholders
•Align with Mosaic’s six global strategic priorities

•Target short-term incentives range from 75% to 140% of Named Executive Officers’ base salary, based on:
      – responsibilities of position
      – experience and expertise in that role
      – consideration of market data
•Potential payouts range from 0% to 200% of target
•Target incentive values are set to achieve target total cash compensation which is competitive and generally approximates the 50th percentile of our peer group.

•Incentive measures reflect key financial and operational performance objectives that account for the impact of external factors, yet are within the control of management. Strategic execution and ESG progress are included to provide specific focus in those areas.
•Common incentives across the executive officer group promote collaboration, unity of interests and accountability for enterprise results.

	Long-Term Compensation Incentives	•Link management compensation to stock price performance to align with stockholder interests •Payouts of performance-based awards are subject to an earnings threshold	•Long-term incentives comprise the majority of the Named Executive Officers’ total direct compensation at target.
•Target award levels are based on:
      – responsibilities of position
      – individual contribution to business outcomes
      – company performance
      – consideration of market data
•Long-term incentives may be comprised of performance units, time-based RSUs and/or stock options.

•Target incentive values are set to achieve total direct compensation which is competitive and generally approximates the 50th percentile of our peer group.
•Payouts can range from 0% to 200% of the target number of units (not to exceed 400% of the “Starting Value,” defined in the award agreement as the 30-day average stock price as of the date of grant).
•Off-cycle grants of time-based RSUs may be awarded for recruitment, retention or promotional purposes. No off-cycle RSUs were granted to Named Executive Officers in 2021.

	Compensation Element	Purpose	Key Principles
Other	Benefits and Perquisites
•Provide limited perquisites to enable our Named Executive Officers to focus their attention on business strategies and to allow them to continue to participate in benefit programs on the same basis as other employees without regard to limits imposed by regulation or suppliers.
•Provide competitive programs for wellness, health care, financial security and capital accumulation for retirement.

•Named Executive Officers may participate in the Mosaic 401(k) Plan and health and welfare plans generally made available to our employees.
•Named Executive Officers also participate in the Mosaic Non-Qualified Deferred Compensation Plan which offers restoration provisions to make up for amounts that would have been contributed to the Mosaic 401(k) Plan but for annual contribution limits imposed by the Code.
•Named Executive Officers who were employees of Cargill before the 2004 business combination between IMC Global Inc. (“IMC”) and Cargill's fertilizer business have additional pension and retirement benefits.
•Named Executive Officers are also offered financial and tax planning, life and disability insurance which restores coverage above supplier typical limits, and an executive physical exam program.

2021 Pay Mix
The following charts illustrate the mix of base pay and short- and long-term incentive compensation that comprised total direct compensation opportunity, at target, for Mr. O’Rourke and the average target total direct compensation for the other Named Executive Officers as a group, represented by each compensation component.

2021 CEO PAY MIX	2021 Other NEO Pay Mix

2021 Compensation Decisions
Setting 2021 Target Compensation
The tables in the sections below show the components of total direct compensation, assuming target performance, as set in March 2021 by our Compensation Committee for each non-CEO Named Executive Officer, and together with the other independent directors in the case of our CEO’s total direct compensation. In setting total target direct compensation, consideration was given to the responsibilities, experience, expertise, organizational impact and leadership competencies as well competitive positioning of each component for comparable roles within our peer group.

Base Salary
We provide base salary as a means to deliver a fixed amount of compensation to our Named Executive Officers. Our Compensation Committee reviews base salary levels in March and adjustments are made when appropriate and generally to maintain the Named Executive Officer's position with respect to market median. Moderate base salary increases were made in 2021 in the range of 1% to 3%.

Named Executive Officer	2021(1)	% of Target Total Direct Compensation
James ("Joc") C. O'Rourke	$1,245,000	12.0%
Clint C. Freeland	690,000	23.5%
Corrine D. Ricard	581,000	23.1%
Bruce M. Bodine	574,000	22.0%
Walter F. Precourt III	574,000	22.9%
(1) Effective April 1, 2021
Short-Term Incentive Program
Overview
Our Named Executive Officers are eligible to earn annual cash incentive compensation under our short-term incentive plan. Short-term incentive opportunities ranged from 75% to 140% of base salary for our Named Executive Officers. Cash incentives are awarded in March of each year and are payable only if, and to the degree, we achieve enterprise-wide performance measures. Our Compensation Committee has the ability to exercise negative discretion to reduce or eliminate payouts under the short-term incentive plan if it deems appropriate. The Committee evaluated Named Executive Officer performance against their strategic goals, as discussed in the 2021 Short-Term Incentive Actual Payouts section on page 40, but did not otherwise apply any discretion in respect of 2021 incentives.

Named Executive Officer	Target Opportunity as % of Base Salary	2021 Target Payout	% of Target Total Direct Compensation
James ("Joc") C. O'Rourke	140%	$1,743,000	16.8%
Clint C. Freeland	80%	552,000	18.8%
Corrine D. Ricard	75%	435,750	17.3%
Bruce M. Bodine	75%	430,500	16.5%
Walter F. Precourt III	75%	430,500	17.2%
2021 Short-Term Incentive Measures
The performance measures utilized in our short-term incentive plan are linked to achievement of our business strategies and indicators of operational excellence while driving stockholder value. We believe these measures promote behaviors that will further our efforts to: (1) improve on our position as a low cost producer of fertilizer products, (2) grow sales and improve margins, including development of new products that improve crop yields, (3) produce strong, consistent cash flow and manage working capital, (4) deliver progress on our ESG scorecard, including risk reduction and diversity and inclusion, (5) make new capital investments that support our strategies, and (6) execute on the annual projects related to our six global strategic priorities. While the Named Executive Officers have individual goals, the rest of the short-term incentive measures are corporate goals.

Short-Term Incentive Measure	Weight	Purpose and Structure
Adjusted Operating Earnings (incentive version) (1)	15%
•Adjusted Operating Earnings provides focus on the profitability of the business. It creates messaging around revenue growth, margin expansion, and control over overhead costs. Starting in 2021, Adjusted Operating Earnings replaced Incentive Return on Invested Capital.
•Performance targets are tied to the annual budget.
•Both target and actual performance are calculated before incentive expenses and part-year consolidated income from acquisitions made during the year. The Compensation Committee has approved eight guiding principles for other adjustments related to significant unplanned events which may occur during the year which are generally beyond the control of plan participants (restructuring charges; non-cash write off of long-term assets; unrealized derivative gains and losses; merger, acquisition, divestiture or joint venture activity; changes to government regulations; significant legal settlements; natural disasters; and significant, non-routine business decisions).

Period Free Cash Flow (1)	20%
•Focuses on our ability to generate cash and support our investment grade credit rating.
•Performance targets are tied to the annual budget and correspond to cash flow expectations communicated to investors. Targets are derived from budgeted enterprise operating earnings, cash flow from operations and sustaining capital expenditures, replacing certain non-cash items with related cash outlays (e.g., cash taxes vs. accounting taxes).

Cost Control	15%
•Cost Control measures performance of production cost per tonne as well as global corporate overhead. The production cost per tonne performance of rock, potash, conversion, and blending, along with corporate selling, general, and administrative (“SG&A”) expenses, all factor into this measure based on actual production. Starting in 2021, Cost Control replaced Incentive Controllable Operating Costs per Tonne.
•Performance targets are based on the annual budget and correspond to production costs shared with investors, where applicable. For incentive purposes, incentive-related expenses and mergers and acquisitions (“M&A“) expenses are excluded. Actual production is used for determining both target and actual performance.

Invested Capital	5%
•Invested Capital focuses attention on the effective management of our capital given our significant investments in property, plant and equipment, working capital and inventories, and large sustaining capital.
•Performance targets are tied to the balance sheet projection based on our annual budget.
•Actual performance measures 12-month average Invested Capital excluding cash on hand in excess of $500 million, expansion construction in progress, and assets related to mergers, acquisitions, and joint ventures consummated during the year.

Performance Product Sales	10%
•Focuses on achieving sales of our premium products, including MicroEssentials®, which we believe provide us with a competitive advantage with customers.
•Performance targets are based on the annual budget which generally exceeds the prior year actual performance.

ESG Scorecard Progress •Risk Reduction •Diversity & Inclusion	15%
•The ESG Scorecard Progress measures our achievement on select portions of our 13 sustainability goals. For 2020 and prior years, this metric measured performance on risk reduction. Beginning in 2021, the metric was divided equally between the risk reduction measure and a new measure of diversity and inclusion progress.
•Risk Reduction measures the number of risk reduction projects completed during the year with a Management System Effectiveness assessment (MSeA) qualifier. For 2021, a specific portion of the risk reduction projects were required to focus on environmental and sustainability risks. Risk reduction and MSeA improvement goals are set at the business unit level.
•Diversity and inclusion measured the extent to which conscious inclusion training was completed across the organization to embed a diversity and inclusion mindset within our culture.
•In future years, the specific programs measured using this metric may vary to include other of our 13 sustainability goals.

Strategic Goals	20%
•Focuses on achieving key milestones of our six global strategic priorities.
•Each Named Executive Officer has two to four specific individual goals which are reviewed and approved by the Compensation Committee and, with respect to the CEO, the Board of Directors in the first quarter of the year. All of the goals link directly to our six global strategic priorities. These goals are intended to be leading indicators of future financial and operational success of the company.

(1) Measures are subject to adjustment as described in Appendix A to this Proxy Statement.

2021 Short-Term Performance Levels
The financial and operating metrics of the short-term incentive plan for our Named Executive Officers are the same as those which apply to non-sales salaried employees globally. This ensures focus, alignment and a concerted effort toward achieving goals we view as challenging but achievable and that define expected business performance. In addition, our Named Executive Officers also have two to four individual strategic goals tied to the achievement of milestones related to our six global strategic priorities. The following table provides the 2021 performance measures under the short-term incentive plan and expected payout at threshold, target and maximum performance levels.

Short-Term Incentive Measure	Threshold		Target		Maximum
	Performance Level	Payout % of Target	Performance Level	Payout % of Target	Performance Level	Payout % of Target
Adjusted Operating Earnings (1) (millions)	$1,000	—%	$1,418	15%	$1,900	30%
Invested Capital (millions)	$15,832	—%	$15,707	5%	$15,582	10%
Period Free Cash Flow (1) (millions)	$675	—%	$1,038	20%	$1,500	40%
Cost Control (2) (millions)	—	—%	—	15%	—	30%
North America Result (pre-SG&A)	—%	—%	100%	5%	200%	10%
Mosaic Fertilizantes Result (pre-SG&A)	—%	—%	100%	5%	200%	10%
Corporate SG&A (millions)	$332	—%	$326	5%	$317	10%
Performance Product Sales (million tonnes)	3.76	—%	4.06	10%	4.47	20%
ESG Scorecard	—	—%	—	15%	—	30%
Diversity & Inclusion (3)	45%	—%	63%	7.5%	78%	15%
Safety & Sustainability (Risk Reduction) (4)	716	—%	850	7.5%	1,140	15%
Strategic Goals	Not Achieved	—%	Achieved	20%	Exceptional	40%
Corporate Sub-Plan Goals Total		—%		100%		200%

Linear interpolation is applied when performance falls between threshold and target and target and maximum. (1) Measures are subject to adjustment as described in Appendix A to this Proxy Statement.
(2) Cost control is measured 1/3 North America cost per tonne performance, 1/3 Mosaic Fertilizantes cost per tonne performance and 1/3 Corporate SG&A cost performance. North America cost per tonne measures rock, conversion and potash costs per tonne; Mosaic Fertilizantes cost per tonne measures rock, conversion, potash and blending costs per tonne; and Corporate SG&A measures global SG&A from all units.
(3) Senior leadership, including the Named Executive Officers, must achieve 100% diversity and inclusion goal completion in order to receive a payout. Payout is determined by average percent completion of diversity and inclusion training of our workforce below the senior leadership level (excluding our hourly employees).
(4) Risk reduction metric is based on the number of engineering, substitution or elimination controls implemented to reduce risks identified in site risk registers.

2021 Short-Term Incentive Actual Payouts
The following tables provide the results for each performance measure for 2021.

Corporate Performance Measures (Weighted at 80% of Target Opportunity)	2021 Actual Performance	Performance Factor	Metric Weighting	2021 Actual Payout % of Target
Adjusted Operating Earnings (1) (millions)	$2,884	200.00%	15.00%	30.00%
Invested Capital (millions)	$15,496	200.00%	5.00%	10.00%
Period Free Cash Flow (1) (millions)	$1,517	200.00%	20.00%	40.00%
Cost Control (2) (millions)		58.00%	15.00%	8.74%
North America Result (pre-SG&A)	101%	100.00%	5.00%	4.98%
Mosaic Fertilizantes Result (pre-SG&A)	42%	25.00%	5.00%	1.27%
Corporate SG&A (millions)	$329	50.00%	5.00%	2.49%
Performance Product Sales (million tonnes)	4.16	125.00%	10.00%	12.50%
ESG Scorecard		200.00%	15.00%	30.00%
Diversity & Inclusion (3)	93%	200.00%	7.50%	15.00%
Safety & Sustainability (Risk Reduction) (4)	1,178	200.00%	7.50%	15.00%
Corporate Sub-Plan Goals Total		164.00%	80.00%	131.24%
(1) Measures are subject to adjustment as described in Appendix A to this Proxy Statement.
(2) Cost control is measured as 1/3 North America cost per tonne performance, 1/3 Mosaic Fertilizantes cost per tonne performance and 1/3 Corporate SG&A cost performance. North America cost per tonne measures rock, conversion and potash costs per tonne; Mosaic Fertilizantes cost per tonne measures rock, conversion, potash and blending costs per tonne; and Corporate SG&A measures global SG&A from all units. The North America and Mosaic Fertilizantes results shown are a weighted average of the result on each cost control component.
(3) Senior leadership, including the Named Executive Officers, must achieve 100% diversity and inclusion goal completion in order to receive a payout. Payout is determined by average percent completion of diversity and inclusion training of our workforce below the senior leadership level (excluding our hourly employees).
(4) Risk reduction metric is based on the number of engineering, substitution or elimination controls implemented to reduce risks identified in site risk registers.

Strategic Goals (Weighted at 20% of Target Opportunity)		2021 Actual Payout % of Target
James (“Joc”) C. O’Rourke	North America business NextGen implementation and Esterhazy K3 progress, Brazil market objectives and Transformation 2.0, global Mosaic brand building, soil health investment, supply chain transformation progress, digital acceleration progress, diversity and inclusion progress, balance sheet and liquidity program improvements, and progress toward 2025 ESG goals.	125%
Clint C. Freeland	Balance sheet and liquidity program improvements; progress on IT transformation; progress on internal financial platform.	118%
Corrine D. Ricard	Brazil market objectives; Transformation 2.0 and progress on long-term operating cost goals.	125%
Bruce M. Bodine	Technology and infrastructure transformation, NextGen implementation; Esterhazy K3; North America business transformation and progress on long-term operating cost goals.	125%
Walter F. Precourt III	Product portfolio and business development objectives; facility portfolio optimization and capital management objectives.	113%

As a result of maximum performance on Adjusted Operating Earnings, Invested Capital, Free Cash Flow and ESG Scorecard progress, as well as above target performance on Performance Product Sales and their individual strategic goals, the Named Executive Officers received short-term incentive payouts ranging from 153.70% to 156.20% of target. The actual payout amount for each Named Executive Officer is set forth below and in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

Named Executive Officer	2021 Eligible Earnings	2021 Target Opportunity % of Base Salary	Corporate Group Goals Attainment (80% wtg.)	Strategic Goal Attainment (20% wtg.)	Total Payout %	2021 Actual Payout
James ("Joc") C. O'Rourke	$1,238,750	140%	164%	125%	156.20%	$2,708,899
Clint C. Freeland	685,000	80%	164%	118%	154.87%	848,688
Corrine D. Ricard	576,750	75%	164%	125%	156.20%	675,663
Bruce M. Bodine	567,250	75%	164%	125%	156.20%	664,533
Walter F. Precourt III	569,750	75%	164%	113%	153.70%	656,779
Long-Term Incentive Program
Overview
Long-term incentive awards are generally made in March of each fiscal year under our 2014 Stock and Incentive Plan. The target value of long-term incentive opportunities varies based on responsibilities of the position, individual contribution to business outcome, company performance and consideration of market data. In 2021, the awards consisted of one-third RSUs and two-thirds TSR performance units. One-half of the TSR performance units awarded to our Named Executive Officers will be settled in shares of Common Stock and one-half will be settled in cash. The Compensation Committee believes this combination effectively aligns the interests of Named Executive Officers with those of our stockholders by tying significant portions of the recipients’ compensation to the market price of our Common Stock while focusing on retention objectives.

Named Executive Officer	2021	% of Target Total Direct Compensation
James ("Joc") C. O'Rourke	$7,400,000	71.2%
Clint C. Freeland	1,700,000	57.8%
Corrine D. Ricard	1,500,000	59.6%
Bruce M. Bodine	1,600,000	61.4%
Walter F. Precourt III	1,500,000	59.9%
RSUs and TSR performance units vest after continued employment through the specified vesting and performance period, respectively, which is generally three years. For the 2021 TSR performance units, there is an additional one-year holding period on the stock-settled portion of the award. Each type of award includes dividend equivalents, which provide for payment of an amount equal to the dividends paid on an equivalent number of shares of our Common Stock and which will be paid only with respect to vested units and only when we issue payment after the awards vest.
RSUs and TSR performance units are subject to “double trigger vesting” upon a qualified change-in-control, as described under “Potential Payments upon Termination or Change in Control - Treatment of Long-Term Incentive Awards,” on page 62, and vest upon a participant’s death or disability or retirement at or after age 60 with at least five years of service (or pursuant to early retirement with the consent of our Compensation Committee).
Time-Based RSUs
RSUs compensate participants based on our stockholder return, and are subject to three-year cliff vesting, which means that the executive must remain employed with the Company for the full vesting period in order to earn any payout. Awards will vest upon a participant’s death or disability or retirement at or after age 60 with at least five years of service (or pursuant to early retirement with the consent of our Compensation Committee).
TSR Performance Units
TSR performance units are performance-based, three-year incentive awards that reward recipients for return to stockholders via Mosaic stock price appreciation and declared dividends. We use absolute TSR instead of relative TSR because of the scarcity of direct competitors in the U.S. As a result of this scarcity, use of relative TSR, or any relative metric, would be volatile and risk payout windfalls or deficits that may not be appropriately tied to underlying operational performance. TSR performance units have both upside and downside potential based on positive or negative TSR performance, and they support our retention objectives with their pay for performance sensitivity. Awards will vest upon a participant’s death or disability or retirement at or after age 60 with at least five years of service (or pursuant to early retirement with the consent of our Compensation Committee).
For awards granted in 2021, TSR performance units will not be earned by Named Executive Officers if the Company does not achieve cumulative positive adjusted net earnings1 over the three fiscal periods completed within the performance period. If positive adjusted net earnings are achieved, a target payout requires TSR growth of 10%. For example, if at the end of the three-year performance period, our stock price plus the value of dividends paid has increased by 10% from the Starting Value as defined in the award agreement, then the payout will be the target number of units granted. If TSR has increased by 20%, the number of units earned will be 111% of the target number of units granted. Conversely, if TSR has declined by 20%, then just 70% of the target number of units granted will vest. No TSR performance units will be earned by executive officers if we do not achieve positive adjusted net earnings or TSR has declined by more than 40% at the end of the three-year performance period. The maximum number of shares of Common Stock issued or settled in cash is earned if TSR has increased by 100%, and the number of shares of Common Stock issued is limited to 200% the number of performance units awarded on the grant date; the maximum value of shares issued or cash paid is limited to 400% of the Starting Value as defined in the award agreement. Also, the portion of the award that settles in shares is subject to a one-year holding period following vesting.

The following table reflects the range of TSR performance and corresponding pay out as a percentage of target performance units. Performance between these points is interpolated on a straight-line basis.

TSR Growth	Payout as % of Target Performance Units
100%	200%
10%	100%
(40)%	50%
<(40)%	0%

Responsible Share Usage
Our Compensation Committee considers the cost and dilutive implications of long-term incentive grants. Our three-year average annual dilution rate from stock-based incentives is 0.46%. Our three-year average burn rate (defined as the number of option shares plus two times the number of units granted, divided by the total number of shares outstanding as of December 31, 2021) is 0.93%, which is in line with the average burn rate for companies within the basic materials industry.
1 Adjustments include: restructuring charges; non-cash write off of long-term assets; unrealized derivative gains and losses; merger, acquisition, divestiture or joint venture activity; changes to government regulations; significant legal settlements; natural disasters; and significant, non-routine business decisions.

Executive Compensation Governance
As described in the table below, we have well-defined roles and responsibilities for the development, approval and management of our executive compensation program. Specific tasks or participation by various parties in the governance process is summarized by role.

Key Roles in Named Executive Officer Compensation Process
Compensation Committee (1)
•Reviews and approves all aspects of our executive compensation program
•Reviews and recommends to our independent directors the amount and mix of total target direct compensation awarded to our CEO
•Annually sets the amount and mix of total direct compensation for the other Named Executive Officers
•In making or changing its compensation decisions, the Compensation Committee considers:
–our compensation philosophy and objectives
–advice from its independent compensation consultant
–recommendations by our CEO and Senior Vice President - Human Resources
–internal and external factors including market data for other Named Executive Officers

•In considering its compensation decisions, the Compensation Committee engages an independent compensation consultant as discussed below.
CEO
•Leads management in furnishing the advice and recommendations requested by Compensation Committee
•Provides perspective on operating the business including attracting, retaining and motivating our workforce, including key executives, and focusing our workforce’s attention on established goals
•Annually reviews with Compensation Committee compensation of each other executive officer and presents compensation recommendations to Compensation Committee

Human Resources
•Assists with incentive program design, objectives, metric goals and payout modeling at the direction of the Compensation Committee
•Furnishes the Compensation Committee with market data and proxy analyses for market context and other information and analyses as requested
•Assists the CEO with proposing pay packages for other Named Executive Officers

Independent Compensation Consultant
•The Compensation Committee has sole authority to retain or replace the independent compensation consultant. Until July 2021, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to act as its independent compensation consultant. Starting in August 2021, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to act as its independent compensation consultant. The Compensation Committee assessed both consultants’ independence pursuant to the listing standards of the NYSE and concluded the engagement did not raise any conflict of interest. In 2021, neither FW Cook nor Pay Governance provided us with any services other than those in support of the Compensation Committee’s execution of their responsibilities.
•The independent compensation consultant has been retained to provide the following services:
–annual compensation market analysis for each of our executive officers
–recommendations on our executive compensation program structure and design, including market trends and peer group composition
–regularly attends and participates in Compensation Committee meetings as requested by our Compensation Committee or its Chair
–meets independently with the Compensation Committee Chair as requested by the Chair

Independent Directors
•Annually review CEO performance
•Annually approve mix and amount of CEO total target direct compensation based on performance evaluation
•Establish level of compensation payable to CEO under any employment, severance, change-in-control or similar compensation arrangements
•Members of the EHSS Committee furnish the Compensation Committee with recommendations on short-term incentive plan environmental, health and safety measures.

(1) Additional information about the Compensation Committee’s key responsibilities is provided under Committees of the Board of Directors - Compensation Committee on page 22.

Annual Executive Compensation Process
The Compensation Committee generally meets five times during the year to consider matters related to executive compensation. For the annual review of executive pay, the process begins in August and ends in March as follows:
August:
•The Compensation Committee approves the peer group of companies to be used for benchmarking pay for executive officers.
•The independent compensation consultant provides the Compensation Committee with an overview of trends, regulatory updates, and other significant items involving executive compensation.
December:
•The independent compensation consultant provides the Compensation Committee with competitive executive compensation data as is described under “Benchmarking” below.
•The Compensation Committee approves the design of the incentives for the coming year.
March:
•The independent compensation consultant provides the Compensation Committee with a comparative analysis of pay and performance.
•The Compensation Committee is provided with tally sheets, as described below, and the December benchmarking data to aid in their decision making.
•The Compensation Committee reviews the performance of each non-CEO executive officer and approves incentive payouts and the pay and incentives for each non-CEO executive officer for the current year.
•In executive session with the independent compensation consultant, the Compensation Committee reviews the performance of the CEO and recommends to the Board for approval incentive payouts and the base salary and target incentive opportunities for the CEO for the current year.
•The Committee has a second meeting in March to consider and recommend to the Board inclusion of the CD&A in the proxy statement and approve its compensation risk analysis.
The Compensation Committee also meets in May to address other matters listed in its charter.
Use of Tally Sheets
To facilitate our Compensation Committee's understanding of the nature and amounts of total compensation and to assist with their overall evaluation of our executive compensation program, our Compensation Committee makes use of "tally sheets.” The tally sheets detail pay history, outstanding equity grants, potential gains from stock-based compensation, competitiveness of proposed compensation, indirect compensation and severance pay in the event of a qualifying termination of employment absent or related to a change in control of Mosaic.
Benchmarking
Use of Market Data
The Compensation Committee reviews competitive executive compensation data based on a group of comparator or "peer group" companies. The Compensation Committee is also provided with data from general industry surveys prepared by Willis Towers Watson PLC and Mercer Inc. but generally only relies on those to assess its overall compensation practices.
Peer group benchmark information is gathered from proxy statement filings and other public disclosures. Peers were chosen by the Committee, with input from its independent compensation consultant and management, based on comparable industry (mining, chemical and agriculture), size (revenues, market capitalization, total assets and number of employees), business operations (global producer of commodity products with vertical integration), business imperatives (low cost producer and environmental sustainability), market attributes (price sensitive, reliability of supply and customer service) and similarity of pay practices. The Committee believes that companies with more comparable business dynamics are most relevant for executive compensation benchmarking, because they may compete at a number of levels such as executive talent, business and capital.
The peer group below has been in place since 2020.

2021 Mosaic Peer Group
Air Products & Chemicals Inc.	Eastman Chemical Company	Nutrien Ltd.
Alcoa Corporation	FMC Corporation	OLIN Corporation
Barrick Gold Corporation	Freeport-McMoRan Inc.	PPG Industries Inc.
Celanese Corp.	Huntsman Corporation	Teck Resources Limited
CF Industries Holdings, Inc.	Newmont Mining Corp.	Westlake Chemicals Corporation
Chemours Company

The following data is based on each peer group member’s most recently completed fiscal year ending before August 2020, the time when we selected our peer group for 2021.
Executive Stock Ownership Guidelines
The Compensation Committee believes that an important means of aligning our Named Executive Officers with the interests of our stockholders is to ensure that they own significant amounts of our Common Stock. The Compensation Committee adopted stock ownership guidelines that require executive officers to hold shares with a value equal to or exceeding five-times base salary for the CEO and three-times base salary for the other executive officers. An executive who has not achieved his or her target ownership level is required to continue to hold 100% of all shares acquired from vested equity awards or stock option exercises (net of income tax withholding) until the target ownership level is achieved. Once an executive satisfies the target ownership level, he or she will be considered in compliance with the guidelines if he or she continues to own at least the same number of shares, regardless of changes in the market value of our Common Stock.
Ownership guidelines are reviewed each year to ensure that they continue to be effective in aligning executive and stockholder interests. During the 2021 review the Compensation Committee revised the stock ownership guidelines to include the estimated after-tax value of unvested restricted stock units in addition to shares held outright and/or shares deferred under Mosaic’s plans. However, the shares underlying TSR performance units are not included, nor have ever been included, for stock ownership guideline purposes.
Ownership levels as of December 31, 2021 are presented below. As of that date, all Named Executive Officers were in compliance with their ownership guidelines or with the retention requirement, as applicable.

Other Executive Compensation Arrangements, Policies and Practices
Expatriate Arrangements
Ricard Expatriate Agreement. In 2019 we entered into an expatriate agreement with Ms. Ricard (the "Ricard Expatriate Agreement") in connection with her relocation to Mosaic's São Paulo, Brazil office, where she leads the

Mosaic Fertilizantes business. Benefits provided in 2021 to Ms. Ricard under the Ricard Expatriate Agreement included tax consultation and preparation assistance, international banking fees, housing expenses, travel and transportation expenses, language support, and immigration and other service fees. Mosaic is also obligated to provide Ms. Ricard with relocation assistance for her move back to the United States upon completion of her assignment. The benefits we provided in 2021 under this agreement are described in footnote 7 of the Summary Compensation Table on page 50.
Bodine Expatriate Agreement. In 2021 we provided benefits to Mr. Bodine under an expatriate agreement we entered into with him in 2016 when he assumed leadership of our Potash operations in Canada. Benefits provided in 2021 related to Mr. Bodine’s trailing tax obligations from his assignment which ended in 2018 and included payments to cover tax planning and tax return preparation and “gross-up” payments for taxes on amounts we reimbursed under the expatriate agreement that are taxable compensation to Mr. Bodine. The benefits we provided in 2021 under this agreement are described in footnote 7 of the Summary Compensation Table on page 50.
Severance Arrangements
We have established senior management severance and change-in-control agreements with each of our Named Executive Officers. Our Compensation Committee (and, in the case of our CEO, our independent directors) establishes the terms of these agreements to be consistent with our compensation philosophy and practices. These agreements set forth the terms and conditions upon which our executive officers would be entitled to receive certain benefits upon termination of employment. These agreements are intended to:
•Help us attract and retain executive talent in a competitive marketplace;
•Enhance the prospects that our executive officers would remain with us and devote their attention to our performance in the event of a potential change in control;
•Foster their objectivity in considering a change-in-control proposal;
•Facilitate their attention to our affairs without the distraction that could arise from the uncertainty inherent in change-in-control and severance situations; and
•Protect our confidential information and prevent unfair competition following a separation of an executive officer’s employment from us.
The severance and change-in-control arrangements are described in more detail under the caption entitled Potential Payments upon Termination or Change-in-Control beginning on page 59.
Health, Welfare and Retirement Benefits
Our Named Executive Officers are eligible to participate in employee benefits that are extended to all U.S. salaried employees. In addition, our Named Executive Officers are eligible to participate in the Mosaic Non-Qualified Deferred Compensation Plan which offers restoration benefits to make up for amounts that would have been contributed to the Mosaic 401(k) Plan but for annual contribution limits imposed under the Code.
We also maintain a non-qualified equity deferral plan that allows eligible directors and executive officers, including our Named Executive Officers, to defer the receipt of long-term incentive awards (excluding stock options). This plan is described under “Non-Qualified Deferred Compensation” on page 58. No long-term incentive awards paid out to Named Executive Officers in 2021 were deferred under this plan.
There are additional pension and retirement arrangements in place for Ms. Ricard who was an employee of Cargill before the 2004 business combination between IMC and Cargill’s fertilizer businesses. These arrangements are described under “Pension Benefits” on page 56 and “Potential Payments upon Termination or Change-in-Control - Supplemental Agreement for Cargill International Retirement Plan Participant” on page 62.
Perquisites
We offer a limited number of perquisites to our Named Executive Officers, generally in an effort to remain competitive with similarly situated companies and to enable Named Executive Officers to focus on business objectives. Perquisites are reported in the “All Other Compensation” column in the Summary Compensation Table and include, among others, the following:
•Executive physical exam program;
•Reimbursement of financial and tax planning fees up to $15,000 for the CEO and $12,000 for other Named Executive Officers;
•Life and disability insurance above the limits imposed by the suppliers of our general employee program;
•Relocation reimbursement plan available to all employees including Named Executive Officers. The plan provides for reimbursement of relocation costs and a "gross-up" on amounts taxable to the employee;

•A corporate travel policy that covers travel expenses for business purposes by spouses of our employees. Our travel policy also generally provides for a “gross-up” for taxes on amounts we reimburse under the policy that are taxable compensation to the employee; and
•Air Ambulance services in the event of catastrophic injury or illness.
Anti-Hedging and Anti-Pledging Policy
Our insider trading policy prohibits executive officers and non-employee directors from engaging in hedging or monetization transactions, such as zero cost collars and forward sales contracts which allow an individual to offset any decrease in the market value of Mosaic’s securities or limit such persons ability to profit from an increase in the market value of Mosaic’s securities. Our insider trading policy also prohibits executive officers, non-employee directors and employees from holding shares of our Common Stock in a margin account or pledging the stock as collateral.
Policy on Deductibility of Compensation
Section 162(m) of the Code imposes a $1,000,000 annual deduction limit on compensation payable to certain current and former named executive officers. The Compensation Committee intends to pay competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the Company and our stockholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of Mosaic and our Stockholders.
Forfeiture of Incentive Awards for Misconduct ("Clawback")
Our Board may require forfeiture of annual and long-term incentives in certain cases where fraudulent or intentional misconduct contributes to the need for a material restatement of our financials, or to the use of inaccurate metrics to determine the amount of any award or incentive compensation.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussion with management, we have recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2021 10-K Report.

Respectfully submitted, Timothy S. Gitzel, Chair Oscar P. Bernardes Denise C. Johnson David T. Seaton Gretchen H. Watkins

CEO PAY RATIO
The following pay ratio and supporting information compares the annual total compensation of our employees other than our CEO and the annual total compensation of our CEO, as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. For 2021, our CEO’s annual total compensation of $12,297,011, as shown in the Summary Compensation Table on page 50, was estimated to be 512 times our median employee’s total compensation of $24,013, calculated in the same manner.
Our median employee is one of our Brazilian workers, which we identified using the 2021 year-end taxable compensation for all employees, excluding our CEO and the exempted employees described below, as of December 31, 2021, the last day of our payroll year. We annualized the compensation for full-time and part-time permanent employees who were hired on or after June 1, 2021.
We have a total of 3,731 U.S. and 9,442 non-U.S. employees. In identifying our median employee, we included all employees employed on a full-time, part-time, temporary or seasonal basis, including those at our joint venture in Peru. As permitted under SEC regulations, we exempted our non-U.S. employees who are employed in the United Kingdom (one employee), China (156 employees), India (65 employees) and Paraguay (54 employees), and who in the aggregate, account for 276 employees, or less than 3% of our global workforce. Exempting these employees, we have a total of 12,897 U.S. and non-U.S. employees, the population from which the median employee was identified.

U.S and non-U.S Employees Included in the Calculation of the Median
Country	Employee Count	Percent of Total Employee Population
Brazil	6,629	50.32%
United States	3,731	28.32%
Canada	1,889	14.34%
Peru	648	4.92%
After identifying the median employee, we calculated annual total compensation for that employee using the same methodology we use to determine the total compensation of our Named Executive Officers as set forth in the Summary Compensation Table on page 50.
The pay ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
COMPENSATION RISK ANALYSIS
Our Compensation Committee, with the advice of its independent compensation consultant and input from management, has reviewed the design of our employee compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. Significant factors considered by our Compensation Committee in reaching its conclusion include:
•The balance of base pay, short-term incentives and long-term incentives, and an emphasis on compensation in the form of long-term incentives that increase along with employees’ levels of responsibility;
•A long-term incentive program that for 2021 granted a mix of one-third RSUs and two-thirds performance units for executive officers which ties performance to stock price and total stockholder return, to mitigate the risk of actions intended to capture short-term stock appreciation gains at the expense of sustainable TSR over the longer-term;
•Vesting of long-term incentive awards over a number of years;
•Caps on annual cash incentives and the value of the TSR performance unit award;
•Broad range of performance measures we utilize under our short-term incentive plan, which for executive officers, and employees alike, includes both financial and operational goals and, for executive officers, strategic goals, as well; and
•Other features in our incentive programs that are intended to mitigate risks from our compensation program, particularly the risk of short-term decision-making. These features include the potential for forfeiture of all types of incentive awards for executives in the event of misconduct as described under “Forfeiture of

Incentive Awards for Misconduct (“Clawback”) on page 47; stock ownership guidelines, including holding period requirements, for our executive officers as described under “Executive Stock Ownership Guidelines” on page 45; and the ability of our Compensation Committee to exercise negative discretion to reduce or eliminate payouts under our short-term incentive plan if it deems appropriate.

EXECUTIVE COMPENSATION TABLES
We have included a narrative discussion of our compensation philosophy, processes and components and the bases upon which we make compensation decisions in the Compensation Discussion and Analysis beginning on page 30.
The following tables summarize and provide quantitative data and additional information about the compensation awarded to, earned by or paid to each of our Named Executive Officers for 2021, 2020 and 2019 and should be read in conjunction with the Compensation Discussion and Analysis.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
James ("Joc") C. O'Rourke	2021	$1,238,750	$—	$7,919,369	$—	$2,708,899	$—	$429,993	$12,297,011
President and Chief Executive Officer	2020	1,220,000	—	8,258,501	—	2,634,500	—	675,258	12,788,259
	2019	1,212,500	—	7,203,457	—	817,500	—	533,647	9,767,104
Clint C. Freeland	2021	685,000	—	1,819,324	—	848,688	—	187,025	3,540,037
Senior Vice President and Chief Financial Officer	2020	665,000	—	2,160,465	—	851,000	—	192,978	3,869,443
	2019	643,750	—	1,565,937	—	257,200	—	62,890	2,529,777
Corrine D. Ricard (8)	2021	576,750	—	1,605,271	—	675,663	17,800	2,037,647	4,913,131
Senior Vice President - Mosaic Fertilizantes	2020	561,667	—	1,672,620	—	673,800	147,200	1,623,012	4,678,299
	2019	501,682	250,000	2,798,374	—	187,900	81,400	383,114	4,202,470
Bruce M. Bodine(9)	2021	567,250	—	1,712,310	—	664,533	—	143,436	3,087,529
Senior Vice President - North America
Walter F. Precourt III	2021	569,750	—	1,605,271	—	656,779	—	146,188	2,977,988
Senior Vice President - Strategy and Growth	2020	553,000	—	1,672,620	—	663,400	—	314,952	3,203,972
	2019	537,000	—	1,252,798	—	201,100	—	251,115	2,242,013
(1)Reflects the dollar amount of base salary paid in the designated fiscal year.
(2)Includes any amounts deferred at the officer’s election to the officer’s account under our qualified and non-qualified defined contribution retirement plans.
(3)Includes the cash bonus awarded to Ms. Ricard in recognition of her service as interim leader of Mosaic’s human resources organization in addition to her responsibilities as Senior Vice President - Commercial for the period beginning in November 2018 and ending in June 2019.
(4)Reflects the grant date fair value for each Named Executive Officer’s grants of RSUs and TSR performance units in the applicable fiscal year, and the stock-based retention award granted to Ms. Ricard in 2019, in each case determined in accordance with FASB ASC 718. Includes the value of any awards deferred under our non-qualified equity deferral plan. In accordance with SEC rules, the grant date fair value for performance units excludes the effect of estimated forfeitures. The assumptions used in the valuation are discussed in note 20 to our audited financial statements, which are included in our 2021 10-K report. TSR performance units granted in 2021 assume target-level performance against the specified goals. The table below shows the value of the TSR performance units granted in 2021 assuming that the highest level of performance will be achieved:

Name	Value of TSR Performance Units at Grant Date Assuming Highest Level of Performance Achieved ($) (a)
James ("Joc") C. O'Rourke	23,746,665
Clint C. Freeland	5,455,306
Corrine D. Ricard	4,813,492
Bruce Bodine	5,134,513
Walter F. Precourt III	4,813,492
(a)    Assumes the maximum number of shares permitted to be issued or settled in cash, which occurs when (i) TSR has increased by 100%, and (ii) the 30-trading day average price of a share of our Common Stock plus dividends, or ending value, is at least $114.08 when the performance units vest. The maximum number of shares actually issued is subject to reduction so that it is no more than 200% of the number of performance units awarded on the grant date. The amount of cash paid, or number of shares issued multiplied by the ending value, cannot exceed $114.08 (400% of the Starting Value) multiplied by the number of performance units awarded.
(5)Reflects awards under our short-term incentive plan. We have included additional information about our short-term iIncentive plan, including the performance measures for 2021 and the levels of performance that were achieved, under “Short-Term Incentive Program” beginning on page 37, in our Compensation Discussion and Analysis.
(6)Includes the aggregate increase in the actuarial value of pension benefits for 2021, 2020 and 2019 under Cargill’s U.S. salaried employees’ pension plans and international retirement plan for Ms. Ricard.
Also includes the increases in the amount of the benefit under a supplemental agreement that we entered into with with Ms. Ricard in fiscal 2013. This agreement was part of arrangements intended to place certain of our employees, including Ms. Ricard, who participated in Cargill’s international retirement plan, in a position which, together with their benefits under Cargill’s international retirement plan, is comparable to that of our employees who are participants in Cargill’s U.S. salaried employees pension plans. We have discussed the benefits under Cargill’s U.S. salaried employees pension plan, international retirement plan and Ms. Ricard’s supplemental agreement, including the plan measurement dates, methodology and assumptions used in determining the amounts in this column, in additional detail under “Pension Benefits” on page 56 and “Potential Payments upon Termination or Change-in-Control – Supplemental Agreement for Cargill International Retirement Plan Participant” on page 62.
No non-qualified deferred compensation earnings are reflected in this column because our deferred compensation arrangements do not offer above-market earnings.
(7)The table below provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for 2021:

	James ("Joc") C. O'Rourke	Clint C. Freeland	Corrine D. Ricard	Bruce M. Bodine	Walter F. Precourt III
Company Contributions to Defined Contribution Plans (a)	357,526	141,341	114,395	96,062	114,865
Executive Physical Program	$1,457	$625	$3,171	$3,237	$—
Executive Financial and Tax Planning	15,000	—	10,789	—	12,000
Life and Disability Premiums	16,192	12,166	12,413	9,381	11,994
Spousal Travel (b)	3,407	—	—	—	—
Tax Reimbursements (c)	2,210	584	386,879	326	—
Expatriate Expenses (d)	—	—	1,490,750	27,262	—
Dividend Equivalents (e)	34,201	31,409	19,250	6,718	7,329
Non-cash Award (f)	—	900	—	450	—
Total	$429,993	$187,025	$2,037,647	$143,436	$146,188
(a)Reflects our contributions for Named Executive Officers to the Mosaic 401(k) Plan, a defined contribution plan qualified under Section 401(k) of the Code. Also reflects contributions that we would have made under the Mosaic 401(k) Plan that exceed limitations for tax-qualified plans under the Code that are contributed to the Mosaic Non-Qualified Deferred Compensation Plan. We have included additional information the Mosaic Non-Qualified Deferred Compensation Plan under “Non-Qualified Deferred Compensation” on page 58.
(b)Reflects amounts under our travel policy for flights by Mr. O’Rourke’s spouse to accompany him on business trips related to site visits and industry conferences.

(c)This amount represents the value of tax reimbursements on airplane usage for Mr. O’Rourke, tickets for sporting events for Messrs. Freeland and Bodine and under expatriate arrangements, which are described in footnote (d) below, for Ms. Ricard and Mr. Bodine.
(d)Includes the following expatriate benefits:
•For Ms. Ricard, $1,153,057 in taxes paid on her behalf; and $337,692 of miscellaneous expenses related to her assignment (tax consultation and preparation assistance, international banking fees, housing expenses, travel and transportation expenses, language support, and immigration and other service fees). We also made $386,879 of tax reimbursements under Ms. Ricard’s expatriate arrangement. In accordance with applicable SEC rules, the tax reimbursement amount is included in the “Tax Reimbursements” row in the table above.
•For Mr. Bodine, $27,262 of miscellaneous expenses related to the trailing tax obligations from his assignment which ended in 2018 (payments to cover tax planning and tax return preparation and “gross-up” payments for taxes on amounts we reimbursed under the expatriate agreement that are taxable compensation). We also made $36 of tax reimbursements under Mr. Bodine’s expatriate arrangement. In accordance with applicable SEC rules, the tax reimbursement is included in the “Tax Reimbursements” row in the table above.
(e)    Includes dividend equivalents paid upon vesting of RSUs in 2021.
(f)    Includes the value of tickets for sporting events.
(8)Ms. Ricard served as Mosaic’s Senior Vice President - Commercial until November 15, 2019 and then transitioned to Senior Vice President - Mosaic Fertilizantes.
(9)    2021 is the first year as a Named Executive Officer for Mr. Bodine. Mr. Bodine was our Senior Vice President - Phosphates until April 1, 2020, when he became our Senior Vice President - North America. Prior to serving as our Senior Vice President - Phosphates, Mr. Bodine served as our Senior Vice President Potash from June 2016 to December 31, 2018.

Grants of Plan-Based Awards
The following table provides information about awards under our short-term incentive plan, and grants of RSUs and TSR performance units to each of our Named Executive Officers for 2021. We did not grant any other award under any equity or non-equity incentive plan in 2021 that would be paid out in a future fiscal year.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
James (“Joc”) C. O’Rourke	—	—	$24,900	$1,743,000	$3,486,000	—	—	—	—	$—
	3/4/2021	3/4/2021	—	—	—	—	—	—	83,418	2,466,670
	3/4/2021	3/4/2021	—	—	—	52,040	104,079	208,158	—	2,466,672
	3/4/2021	3/4/2021	—	—	—	52,040	104,079	208,158	—	2,986,027
Clint C. Freeland	—	—	13,800	552,000	1,104,000	—	—	—	—	—
	3/4/2021	3/3/2021	—	—	—	—	—	—	19,164	566,679
	3/4/2021	3/3/2021	—	—	—	11,955	23,910	47,820	—	566,667
	3/4/2021	3/3/2021	—	—	—	11,955	23,910	47,820	—	685,978
Corrine D. Ricard	—	—	11,620	435,750	871,500	—	—	—	—	—
	3/4/2021	3/3/2021	—	—	—	—	—	—	16,909	499,999
	3/4/2021	3/3/2021	—	—	—	10,549	21,097	42,194	—	499,999
	3/4/2021	3/3/2021	—	—	—	10,549	21,097	42,194	—	605,273
Bruce M. Bodine	—	—	11,480	430,500	861,000	—	—	—	—	—
	3/4/2021	3/3/2021	—	—	—	—	—	—	18,036	533,325
	3/4/2021	3/3/2021	—	—	—	11,252	22,504	45,008	—	533,345
	3/4/2021	3/3/2021	—	—	—	11,252	22,504	45,008	—	645,640
Walter F. Precourt III	—	—	11,480	430,500	861,000	—	—	—	—	—
	3/4/2021	3/3/2021	—	—	—	—	—	—	16,909	499,999
	3/4/2021	3/3/2021	—	—	—	10,549	21,097	42,194	—	499,999
	3/4/2021	3/3/2021	—	—	—	10,549	21,097	42,194	—	605,273
(1)Amounts in these columns represent potential payouts under the short-term incentive plan. Actual amounts paid are shown in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table. We have included additional information about our short-term incentive plan, under “Short-Term Incentive Program” beginning on page 37 in our Compensation Discussion and Analysis.
(2)Amounts in these columns represent the potential number of performance units that may be earned and vested based on absolute TSR performance, with the cash- and stock-settled awards listed separately. We have included additional information about these awards under “Long-Term Incentive Program” beginning on page 41.
(3)Amounts in this column represent the number of RSUs awarded to each Named Executive Officer under our long-term incentive program as described beginning on page 41 in our Compensation Discussion and Analysis.
(4)Amounts in this column reflect the grant date fair value of the applicable award which was determined in accordance with FASB ASC 718. In accordance with SEC rules, the grant date fair value for TSR performance units excludes the effect of estimated forfeitures. The assumptions used in valuing these long-term incentives are described in note 20 to our audited financial statements, which are included in our 2021 10-K Report. The grant date fair market value of TSR performance units is determined using a Monte Carlo simulation model. The grant date fair value of the RSUs is equal to the closing price of a share of our Common Stock on the date of grant.
For a discussion of the material terms of these short- and long-term incentive awards, see the “Compensation Discussion and Analysis.”

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table summarizes the outstanding equity awards held by the Named Executive Officers as of December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James (“Joc”) C. O’Rourke	27,681	—	57.62	7/19/2022	82,378	(3)	3,236,632	193,278	(4)	7,593,893	(4)
	29,987	—	54.03	7/18/2023	121,989	(5)	4,792,948	193,278	(6)	7,593,893	(6)
	33,706	—	49.73	3/7/2024	83,418	(7)	3,277,493	663,866	(8)	26,083,295	(8)
	37,306	—	50.43	3/5/2025				331,934	(9)	13,041,687	(9)
	179,211	—	28.49	3/3/2026				208,158	(10)	8,178,528	(10)
	168,180	—	30.42	3/2/2027				208,158	(11)	8,178,528	(11)
Clint C. Freeland	—	—	—	—	17,908	(3)	703,605	42,016	(4)	1,650,809	(4)
	—	—	—	—	31,913	(5)	1,253,862	42,016	(6)	1,650,809	(6)
	—	—	—	—	19,164	(7)	752,954	173,670	(8)	6,823,494	(8)
	—	—	—	—				86,836	(9)	3,411,786	(9)
	—	—	—	—				47,820	(10)	1,878,848	(10)
	—	—	—	—				47,820	(11)	1,878,848	(11)
Corrine D. Ricard	7,284	—	57.62	7/19/2022	13,133	(3)	515,996	30,812	(4)	1,210,603	(4)
	9,470	—	54.03	7/18/2023	24,707	(5)	970,738	30,812	(6)	1,210,603	(6)
	10,644	—	49.73	3/7/2024	16,909	(7)	664,355	134,454	(8)	5,282,698	(8)
	13,057	—	50.43	3/5/2025	27,848	(12)	1,094,148	67,228	(9)	2,641,388	(9)
	27,877	—	28.49	3/3/2026				42,194	(10)	1,657,802	(10)
	33,636	—	30.42	3/2/2027				42,194	(11)	1,657,802	(11)
Bruce M. Bodine	17,921	—	28.49	3/3/2026	13,133	(3)	515,996	30,812	(4)	1,210,603	(4)
	25,227	—	30.42	3/2/2027	24,707	(5)	970,738	30,812	(6)	1,210,603	(6)
	—	—	—	—	18,036	(7)	708,634	134,454	(8)	5,282,698	(8)
	—	—	—	—				67,228	(9)	2,641,388	(9)
	—	—	—	—				45,008	(10)	1,768,364	(10)
	—	—	—	—				45,008	(11)	1,768,364	(11)
Walter F. Precourt III	11,192	—	50.43	3/5/2025	14,327	(3)	562,908	33,614	(4)	1,320,694	(4)
	29,869	—	28.49	3/3/2026	24,707	(5)	970,738	33,614	(6)	1,320,694	(6)
	33,636	—	30.42	3/2/2027	16,909	(7)	664,355	134,454	(8)	5,282,698	(8)
	—	—	—	—				67,228	(9)	2,641,388	(9)
	—	—	—	—				42,194	(10)	1,657,802	(10)
	—	—	—	—				42,194	(11)	1,657,802	(11)
(1)The exercise price for all stock options is the closing price of our Common Stock on the date of grant.
(2)The amounts for RSUs were calculated by multiplying the closing market price of a share of our Common Stock on December 31, 2021, $39.29 per share, by the number of unvested shares.
(3)These RSUs vested on March 7, 2022.
(4)These performance units vested on March 7, 2022, and were paid out at values above the grant date fair value (142.16%). Amounts shown assume that the sum of our net earnings for the three fiscal years preceding the vesting date is positive. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the maximum level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2021.
(5)These RSUs vest on March 5, 2023.
(6)These performance units vested on March 7, 2022, and were settled in cash. Amounts shown assume that the sum of our net earnings for the three fiscal years preceding the vesting date is positive. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the maximum level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2021.
(7)These RSUs vest on March 4, 2024.
(8)These performance units vest on March 5, 2023, with stock-settled shares to be subject to a one-year holding period. Amounts shown assume that i) the adjusted net earnings are positive and ii) 10% TSR growth, each over a three-year performance period ending on February 28, 2023. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the maximum level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2021.
(9)These performance units vest on March 5, 2023, and will be settled in cash. Amounts shown assume that i) adjusted net earnings are positive; and 10% TSR growth, each over a three-year performance period ending on February 28, 2023. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the maximum level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2021.
(10)These performance units vest on March 4, 2024, with stock-settled shares to be subject to a one-year holding period. Amounts shown assume that i) the adjusted net earnings are positive and ii) 10% TSR growth, each over a three-year performance period ending on February 29, 2024. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the maximum level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2021.
(11)These performance units vest on March 4, 2023, and will be settled in cash. Amounts shown assume that i) adjusted net earnings are positive; and 10% TSR growth, each over a three-year performance period ending on February 29, 2024. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the maximum level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2021.
(12)These RSUs vest on November 15, 2022. On the vesting date, we will pay the fair market value equal to the closing price of a share of our Common Stock on the vesting date multiplied by the vested whole and fractional RSUs to Ms. Ricard.
Option Exercises and Stock Vested in 2021
The following table and accompanying notes set forth information about RSUs of the Named Executive Officers that vested during 2021. There were no stock options exercised by the Named Executive Officers during 2021.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
James ("Joc") C. O'Rourke	—	—	206,938	$6,352,997
Clint F. Freeland	—	—	54,625	1,968,685
Corrine D. Ricard(3)	—	—	40,648	2,303,054
Bruce M. Bodine	—	—	40,648	1,247,893
Walter F. Precourt III	—	—	44,343	1,361,330
(1)TSR performance unit awards granted in 2018 for the 2018 - 2021 performance period which ended in March 2021, paid out at 101.12% of target, reflecting the growth in our stock price between their grant date and the end of the performance period. Pursuant to the terms of the award agreement, 84,022 shares issued to Mr. O’Rourke; 16,504 shares issued to Ms. Ricard; 16,504 issued to Mr. Bodine; and 18,004 shares issued to Mr. Precourt were subject to a one-year holding period which expired on March 8, 2022.
(2)Amounts shown in this column are calculated by multiplying the number of shares vested times the closing price of our Common Stock on the applicable vesting date.
(3)One-third of the RSU Award Ms. Ricard received on November 15, 2019, vested on November 15, 2021 and settled in cash as described in footnote (12) of the Outstanding Equity Awards at 2021 Fiscal Year table above.

Pension Benefits
Cargill Pension Plans
Ms. Ricard, who was an employee of Cargill before the 2004 combination between IMC and Cargill’s fertilizer businesses, participates in Cargill’s U.S. salaried employees’ pension plans, which prior to 2017, were combined into a single plan and, effective January 1, 2017, was split into two plans, with no resulting impact on the plan provisions or benefits payable. Ms. Ricard also participates in Cargill’s international retirement plan.
The Cargill U.S. salaried employees’ pension plans are tax-qualified defined benefit pension plans under the provisions of the Code. Benefits under the plans are generally based on years of service and final average salary prior to termination of employment or retirement. No additional years of credited service are accrued under Cargill’s U.S. salaried employees’ pension plans for Ms. Ricard after December 31, 2004. Accordingly, her total credited years of service primarily reflects her service with Cargill, while her credited years of service for employment at Mosaic includes only the period from the October 22, 2004 business combination between IMC and the fertilizer businesses of Cargill through December 31, 2004. However, additional years of vesting service are credited for the purpose of determining eligibility to retire, and covered compensation for purposes of determining benefits under Cargill’s U.S. salaried employees’ pension plans for Ms. Ricard include post-combination compensation that we paid her through December 31, 2018.
Cargill’s international retirement plan is a non-qualified defined benefit plan. Benefits under the plan for Ms. Ricard are generally based on years of service and final average salary prior to termination of employment. No additional years of credited service are accrued under Cargill’s international retirement plan for Ms. Ricard after January 1, 1995. Accordingly, her total credited years of service reflect only her service with Cargill. However, covered compensation for purposes of determining benefits under Cargill’s international retirement plan includes post-combination compensation that we paid her through December 31, 2010. In accordance with the merger and contribution agreement related to the combination, Cargill incurs the costs associated with pre-combination benefits for certain former employees of Cargill under certain pension plans, including Cargill’s U.S. salaried employees’ pension plans but excluding Ms. Ricard’s participation in Cargill’s international retirement plan, and charges them to us. The amount that Cargill may charge to us under these plans for pension costs relating to all former Cargill employees may not exceed $2.0 million per year or $19.2 million in the aggregate. As of December 31, 2021, the unused portion of the $19.2 million cap was $1.6 million.
With respect to Cargill’s international retirement plan, in fiscal 2013, we entered into an agreement under which we paid Cargill $470,000. This agreement was part of arrangements intended to place certain of our employees, including Ms. Ricard, who participated in Cargill’s international retirement plan, in a position which, together with supplemental agreements we entered into with those employees, is comparable to that of our employees who are participants in Cargill’s U.S. salaried employees pension plans as described above. We have discussed these arrangements in additional detail under “Potential Payments upon Termination or Change-in-Control – Supplemental Agreement for Cargill International Retirement Plan Participant” on page 62.
Cargill is solely responsible for payment of the annual pension benefits to the participants under Cargill’s U.S. salaried employees’ pension plans and international retirement plan.
Supplemental Agreements for Cargill International Retirement Plan Participants
As part of the arrangements referred to above that were intended to place certain of our employees, including Ms. Ricard, who participated in Cargill’s international pension plan in a position comparable to that of our U.S. participants in Cargill’s U.S. salaried employees plans following the combination between IMC and the fertilizer businesses of Cargill, in fiscal 2013 we also entered into supplemental agreements with the affected employees. The supplemental agreements provide for payment of a lump sum that increases each year to age 65. For Ms. Ricard, the lump sum payment began at $36,000 had termination of employment occurred at age 55 and increases annually to $129,000 if termination of employment occurs after age 65.
The following table and accompanying narrative and notes provide information about Ms. Ricard’s participation in Cargill’s U.S. salaried employees’ pension plans and international retirement plan and our supplemental agreements with each of them.
In the “Change in Pension Values and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table, we have included the changes for 2021, 2020, and 2019 in the actuarial present value of the accumulated benefit under Cargill’s U.S. salaried employees’ pension plans and international pension plan for Ms. Ricard, as well as the benefits under her supplemental agreement.

2021 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Corrine D. Ricard (1)	Cargill, Incorporated and Associated Companies Salaried Employees' Pension Plan	14	$647,700	(2)
Corrine D. Ricard (1)	The Cargill International Retirement Plan	5	237,500	(2)
Corrine D. Ricard (3)	Individual Nonqualified Pension Agreement	—	64,000
(1)Annual benefits for Ms. Ricard under the applicable Cargill U.S. salaried employees’ pension plan are equal to 0.80% of final average salary plus 0.35% of final average salary in excess of Covered Compensation (as defined for social security purposes), all times years of service. Years of service are limited to (i) 40 years for the 0.80% component of the benefit, and (ii) 35 years for the 0.35% component of the benefit. Service is frozen for Ms. Ricard as of December 31, 2004 and final average salary and covered compensation are as of December 31, 2018, the date on which benefits under these plans were frozen.
Normal retirement benefits under Cargill’s U.S. salaried employees’ pension plans are payable at age 65 and participants may retire with unreduced retirement benefits under the plan once they are age 60. Once they are age 55, they may retire early and receive benefits that are reduced based on the percentages specified in the table below for each year that the payments start prior to age 60. Ms. Ricard is age 58, and has 35 years of credited vesting service at December 31, 2021.

Years of Credited Vesting Service	Per Year Reduction Percentage
35 or more	3%
30 – 34	4%
25 – 29	5%
20 – 24	6%
15 – 19	7%
The normal form of payment of the annual benefit is a straight life annuity payable at age 65. Optional benefit forms include actuarial equivalent joint and survivor and 10-year certain and life annuities. A lump sum payment is offered only if the actuarial equivalent value of the benefit is $25,000 or less.
The credited years of service for Ms. Ricard under the applicable Cargill U.S. salaried employees’ pension plan include her service with Cargill. Her benefits under the plan are fully vested.
Annual benefits for Ms. Ricard under Cargill’s international retirement plan are equal to 1.50% of final average salary times years of service (not to exceed 40) reduced by any pension benefits earned under any Cargill retirement plans and social security programs while earning service under Cargill’s international retirement plan. For Ms. Ricard, the benefit is based on years of service up to October 15, 1998, and final average salary as of December 31, 2010 including her service at Mosaic.
Normal retirement benefits under Cargill’s international retirement plan are payable at age 65. Ms. Ricard is not eligible to receive full benefits at an earlier age but is eligible for reduced benefits having attained the age of 55.
The normal form of payment of the annual benefit under Cargill’s international retirement plan is a straight life annuity. If the participant has a joint annuitant, the benefit is paid as an actuarial equivalent 100% joint and survivor annuity. A lump sum is paid only if the actuarial equivalent value of the benefit is $10,000 or less.
The credited years of service for Ms. Ricard under Cargill’s international retirement plan include her service with Cargill. Her benefits under the plan are fully vested.
Compensation Used to Determine Pension Benefits
Under Cargill’s U.S. salaried employees pension plans, eligible compensation consists of base salary. Eligible compensation was limited under the Code to $290,000 for calendar 2021.
Under Cargill’s international retirement plan, eligible compensation consists of base salary (and in the case of salespeople compensated on the basis of salary or sales bonuses, their commissions) but excluding any other remuneration.
Valuation Assumptions
The amounts listed in the “Present Value of Accumulated Benefit” column of the Pension Benefits Table and the amounts listed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table are based on the following assumptions:
•discount rates of 2.87%, 2.75% and 3.68% for the present value calculation as of December 31, 2021, 2020 and 2019, respectively, and post-retirement mortality using the Mercer Industry Longevity Experience Study table for the Consumer Goods, Food and Drink industry group projected using Scale MMP-2019 and no collar adjustments as of December 31, 2021 and 2020; and the Mercer Industry Longevity Experience Study table for the Consumer Goods, Food and Drink industry group projected using Scale MMP-2018 and no collar adjustments as of December 31, 2019.

These are the same assumptions used by Cargill in determining the accumulated benefits under Cargill’s U.S. salaried employees’ pension plans that it uses in determining its charges to us for the plan;
•retirement at the age of 60 for Ms. Ricard under the applicable Cargill U.S. salaried employees’ pension plan, which is the earliest age that any Named Executive Officer may retire with unreduced retirement benefits under that plan, and retirement at age 65 for Ms. Ricard under Cargill’s international retirement plan, which is the earliest age that she may retire with unreduced benefits under that plan; and
•expected terminations, disability and pre-retirement mortality: none assumed.
The present values of the accrued benefits were calculated as of December 31, 2021, the date used by Cargill in determining its charges to us for Cargill’s U.S. salaried employees pension plans.
(2)This amount is an estimate and does not necessarily reflect the actual amount that will be paid to the Named Executive Officer, which will only be known when she becomes eligible for payment.
(3)Following termination of employment, Ms. Ricard is entitled to a lump sum that increases each year to age 65. The lump sum payment for Ms. Ricard begins at $64,000 if termination of employment occurs after age 58 and prior to attaining age 59 and increases annually to $129,000 if termination of employment occurs after age 65.
    The amount listed in the “Present Value of Accumulated Benefit” column of the Pension Benefits table is the lump sum amount payable under the terms of the supplemental agreement in the event of termination of employment at December 31, 2021.
Non-Qualified Deferred Compensation
The table below sets forth the contributions, earnings and distributions for 2021 and balances at December 31, 2021 for each of the Named Executive Officers under the Mosaic Non-Qualified Deferred Compensation Plan.

Name	Executive Contributions in 2021 ($)(1)	Registrant Contributions in 2021(2)	Aggregate Earnings in 2021 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at 12/31/2021 ($)(5)
James C. O'Rourke	387,325	320,025	703,711	—	6,194,867
Clint C. Freeland	92,160	103,616	4,551	55,649	381,641
Corrine Ricard	158,745	76,426	333,736	—	2,982,524
Bruce M. Bodine	34,035	60,108	102,178	—	922,042
Walter Precourt	73,989	77,140	341,120	55,253	2,843,106
(1)These amounts are included as part of the compensation shown for the Named Executive Officer in the “Salary” or “Non-Equity Incentive Plan Compensation” column for 2021 in the Summary Compensation Table.
(2)These amounts represent Company restoration contributions under the Mosaic Non-Qualified Deferred Compensation Plan. The amount contributed equals the amount that would have been contributed to our tax-qualified defined contribution plan for the Named Executive Officer that exceeds limitations for tax-qualified plans under the Code. These amounts are included as part of the compensation shown for the Named Executive Officer in the “All Other Compensation” column for 2021 in the Summary Compensation Table.
(3)These amounts represent earnings on each Named Executive Officer’s account balance for 2021. Gains and losses accrue at rates equal to those on various deemed investment alternatives selected by the participant, which alternatives are described below and generally the same as the investment alternatives available under the Mosaic 401(k) Plan, except that our Common Stock is excluded. None of these amounts are included in compensation reported in the Summary Compensation Table because none of the earnings are considered to be above market.
At December 31, 2021, accounts of the Named Executive Officers were deemed to be invested in the following funds:

Fidelity 500 Index Fund	Vanguard Institutional Target Retirement 2025 Fund Institutional Shares
Fidelity U.S. Bond Index Fund	Vanguard Institutional Target Retirement 2030 Fund Institutional Shares
T. Rowe Price Institutional Large Cap Growth Fund	Vanguard Institutional Target Retirement 2035 Fund Institutional Shares
T. Rowe Price Institutional Small-Cap Stock Fund	Vanguard Institutional Target Retirement 2040 Fund Institutional Shares
Oakmark Fund Investor Class	Vanguard Total International Stock Fund Institutional Shares
Vanguard Retirement Savings Trust III
The return on these funds ranged from 18.2% to 61.1% in 2021.
(4)These amounts are payments made to each Named Executive Officer from his or her account in 2021.

(5)The table below sets forth the amounts of executive and Company contributions reported for the Named Executive Officers in the Summary Compensation Table in our Proxy Statement for any prior year:

Name	Contributions ($)
James ("Joc") C. O'Rourke	$4,556,898
Clint C. Freeland	232,668
Corrine D. Ricard	1,025,015
Bruce M. Bodine	—
Walter F. Precourt III	711,928
Executive officers may defer up to 80% of their base salary and payout under our short-term incentive plan.
Each participant in the Mosaic Non-Qualified Deferred Compensation Plan may choose how and when to receive payments of the portion of the participant’s account balance that results from the participant’s own contributions. A participant may choose to receive payments of this portion of the participant’s account balance on a specified date in a lump sum or in annual installments for up to ten years beginning on a date specified by the participant. If no election is made, payment is made in a lump sum after termination of employment. The portion of the participant’s account balance that results from our contributions is payable after termination of employment.
We also maintain an unfunded non-qualified equity deferral plan under which eligible executive officers who we select, including our Named Executive Officers, may elect to contribute all or a portion of their long-term incentive awards (excluding stock options) to the plan. Contributions are made on a tax-deferred basis until distribution in accordance with a payment schedule selected by the participant at the time a deferral election is made. Awards settled in shares of our Common Stock are subject to the terms and conditions of our 2014 Stock and Incentive Plan and the applicable award agreement. Awards to be settled in cash will be credited with interest as provided in the plan. No long-term incentive awards distributed to Named Executive Officers in 2021 were deferred under the plan.
Potential Payments upon Termination or Change-In-Control
General Benefits
In general, upon any termination of employment a Named Executive Officer is entitled to amounts earned but that we have not paid. These amounts include:
•base salary for services through the date of termination;
•bonus amounts earned through the date of termination;
•vested stock options;
•compensation deferred by the Named Executive Officer and earnings on that deferred compensation;
•vested benefits under defined benefit retirement plans as described above under “Pension Benefits” on page 56; and
•vested benefits under defined contribution retirement arrangements as described in the Summary Compensation Table and in the Non-Qualified Deferred Compensation Table and accompanying narrative and notes.
Severance and Change-in-Control Agreements
We have entered into severance and change-in-control agreements with our Named Executive Officers which provide certain benefits upon termination of employment under certain circumstances, including following a change in control. The severance and change-in-control agreements set forth the terms and conditions upon which our Named Executive Officers would be entitled to receive certain benefits upon termination of their employment:
•by us with cause (as the term cause is described below);
•by us without cause;
•by the covered executive for good reason (as the term good reason is described below);
•due to the covered executive’s death or disability; or
•by the covered executive without good reason.
Benefits upon Termination by Company without Cause or by Executive for Good Reason
In the event of termination by us without cause or by a Named Executive Officer for good reason, the Named Executive Officer is entitled to:
•an amount equal to one and one-half times the Named Executive Officer’s annual base salary;

•an amount equal to one and one-half times the Named Executive Officer’s prior fiscal year target bonus percent under our short-term incentive plan (or such greater percent as may be designated by the Compensation Committee) multiplied by the Named Executive Officer’s base salary;
•if the Named Executive Officer was employed by us for three months or more during the fiscal year in which the termination occurs, a pro rata portion of any annual bonus that would have been payable based on actual performance under our short-term incentive plan;
•if the Named Executive Officer elects to continue group health or dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), reimbursement for a portion of the premiums equal to the amount we would pay if the Named Executive Officer were an active employee, for up to twelve months as long as coverage under COBRA is available;
•option to continue coverage under our life insurance or health flexible spending account programs in accordance with the terms of those programs;
•compensation for unused vacation; and
•outplacement services for up to one year (to a maximum of $25,000).
Amounts payable would be reduced by the amount of other compensation the Named Executive Officer receives from us as an employee, independent contractor or consultant during the twelve months following termination of employment, as well as by any compensation under any other severance plan of ours.
Benefits Following Change-in-Control
In the event of a qualified change-in-control termination (as the term qualified change-in-control termination is described below), the Named Executive Officer is entitled to the same benefits as discussed under “Benefits upon Termination by Company without Cause or by Executive for Good Reason,” except that:
•our CEO would be entitled to two and one-half times, and other Named Executive Officers would be entitled to two times, annual base salary and prior fiscal year target bonus percent under our short-term incentive plan (or such greater percent as may be designated by the Compensation Committee) multiplied by annual base salary;
•the minimum period for which the Named Executive Officer would be required to be employed by us during the fiscal year in order to receive a pro rata portion of any annual bonus that would have been payable based on actual performance under our short-term incentive plan would be reduced to one day;
•if the Named Executive Officer has not used financial planning services in the year of termination, we would pay the Named Executive Officer $12,000 (for Named Executive Officers other than our CEO) or $15,000 (for our CEO);
•if the Named Executive Officer has not had an executive physical in the year of termination, we would pay the Named Executive Officer $10,000;
•instead of reimbursing the Named Executive Officer for our portion of premium costs to continue coverage under group health, dental and life insurance plans, we would pay the Named Executive Officer a lump sum equal to eighteen months of our portion of the premium costs;
•we would pay the Named Executive Officer a lump sum payment equal to eighteen months of the premium costs for executive disability and life insurance policies;
•the reimbursement for outplacement services would be replaced by a lump sum payment of $25,000; and
•we would also credit the Named Executive Officer’s account under the Mosaic Non-Qualified Deferred Compensation Plan with certain amounts that we would have credited through the date of termination of employment under the Mosaic 401(k) Plan that either:
- exceed limitations for contributions to tax-qualified plans under the Code; or
- are not credited to the Named Executive Officer’s account because of a requirement under the Mosaic 401(k) Plan that a participant remain actively employed as of the end of the year in order to be eligible for our contribution.
If the payments to a Named Executive Officer under the agreement together with amounts under other agreements or plans would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Code on parachute payments as defined in Section 280G of the Code, the benefits payable to the participant would be reduced if doing so would result in the best “net benefit” to the Named Executive Officer.

Description of Key Terms
For purposes of the severance and change-in-control agreements, in general:
•“Cause” means:
–material breach of the severance agreement;
–gross neglect or willful failure or refusal to perform the Named Executive Officer’s duties;
–personal dishonesty intended to result in substantial personal enrichment at our expense;
–willful or intentional acts to injure the Company or the Named Executive Officer’s reputation or business relationships;
–knowing and intentional fraud against us, our customers, suppliers, clients, agents or employees;
–conviction of a felony or any crime involving fraud, dishonesty or moral turpitude; or
–material breach of our Code of Ethics.
•“Good reason” means:
–material demotion in status or duties;
–requiring the Named Executive Officer to move his or her regular office location by more than 50 miles; or
–material diminution in base salary.
•A “qualified change-in-control termination” means termination of a Named Executive Officer’s employment by us without cause or by a Named Executive Officer for good reason:
–within two years following a change-in-control (as the term change-in-control is defined below); or
–following our entry into a definitive agreement or plan that results in any of the following types of changes in control, if the change-in-control occurs within six months after the date of termination:
▪an acquisition of 50% or more of the voting power of our outstanding voting stock;
▪a merger, consolidation, sale of substantially all assets or similar business combination, unless the beneficial owners of our voting stock before the business combination own more than 50% of the voting stock of the surviving or acquiring entity in substantially the same proportions as before the business combination; or
▪stockholder approval of liquidation or dissolution of the Company.
•A “change-in-control” occurs if one of the following events occurs:
–a majority of our directors are not individuals:
▪for whose election proxies were solicited by our Board; or
▪who were appointed by our Board to fill vacancies caused by death, resignations or newly-created directorships; or
–an acquisition of 50% or more of the voting power of our outstanding voting stock; or
–a merger, consolidation, sale of substantially all assets or similar business combination unless the beneficial owners of our voting stock before the business combination own more than 50% of the voting stock of the surviving or acquiring entity in substantially the same proportions as before the business combination; or
–stockholder approval of liquidation or dissolution of the Company.
Obligations of our Named Executive Officers
The severance and change-in-control agreements require our Named Executive Officers to:
•furnish notice of good reason for termination by the Named Executive Officer and an opportunity for us to cure the good reason within 30 days, and continue to perform the Named Executive Officer’s duties during the cure period;
•furnish at least 30 days advance notice of a termination of employment without good reason and continue to perform the Named Executive Officer’s duties during the notice period;
•furnish us with a general release of claims the Named Executive Officer may have against us in order to obtain benefits as a result of termination by us without cause or by the Named Executive Officer with good reason; and
•cooperate with the transition of the Named Executive Officer’s duties and responsibilities.

The severance and change-in-control agreements prohibit the Named Executive Officers from:
•disclosing confidential information; and
•for a period of 12 months following termination of employment:
–soliciting our customers, dealers, employees, vendors and suppliers, or interfering with our business relationships; or
–competing with us.
Duration of Severance and Change-in-Control Agreements
Our severance and change-in-control agreements will expire on March 31, 2023, except that following a change-in-control the term will extend to at least the second anniversary of the change-in-control.
Treatment of Long-Term Incentive Awards
Long-term equity incentive awards require a “double trigger” qualified change-in-control termination before vesting in the event of a change-in-control, as long as the consideration our stockholders receive in the change-in-control is stock that is registered under Section 12 of the Securities Exchange Act of 1934 (“34 Act”). The definition of a change-in-control under our long-term incentive awards is generally the same as under our severance and change-in-control agreements.
These awards vest upon a participant’s death or disability or retirement at or after age 60 with at least five years of service (or pursuant to early retirement and with the consent of our Compensation Committee). RSUs and TSR performance units that vest upon retirement will not be distributed until the original vesting date, subject to the terms of the award agreement. TSR performance units are also subject to the attainment of the performance goals.
Potential Acceleration of Payment of Non-Qualified Deferred Compensation
The Mosaic Non-Qualified Deferred Compensation Plan in the U.S. provides that our Board, as constituted immediately before a change in control (as defined in the plan), may elect to terminate the plan. A termination would result in lump-sum payments to participants of their account balances under the plan.
Supplemental Agreement for Cargill International Retirement Plan Participant
We have a supplemental agreement with Ms. Ricard, as a participant in Cargill’s international retirement plan, intended to put her in a position comparable to that of our employees who participate in Cargill’s U.S. salaried employees pension plans. If Ms. Ricard’s employment terminated at December 31, 2021, we would have paid her $64,000 under her supplemental agreement.
Quantification of Compensation Payable as a Result of Severance or Change-in-Control
The table below sets forth potential estimated amounts payable to each Named Executive Officer pursuant to our severance and change-in-control agreements.
We relied on the following key assumptions in determining the amounts in the table, as well as the other assumptions discussed in the accompanying notes:
•the termination of employment was effective as of December 31, 2021;
•the pro rata portion of the annual bonus that would have been payable as of the date of severance was based on the target bonus under our short-term incentive plan for 2021;
•in estimating the reimbursement for outplacement services in the event of termination of employment without cause or for good reason without a change-in-control, the maximum $25,000 amount of outplacement services is used;
•we did not pay the Named Executive Officer any other compensation as an employee, independent contractor or consultant during the twelve months following termination of employment;
•each Named Executive Officer maximized their contributions to the Mosaic 401(k) Plan; and
•the value of the long-term incentives that would have been payable are based on the price of our Common Stock on December 31, 2021.
Any change in these assumptions would change the amounts shown in the table, and the change could be material. The actual amounts that would be paid to a Named Executive Officer can only be determined at the time of the severance or change in control and/or termination of employment and can be expected to be different from the amounts shown in the table below. The table below does not include compensation that is accrued or vested prior to severance or a change in control.

Severance and Change-in-Control Compensation Table

Name and Benefits	Termination by Company without Cause or by Executive for Good Reason ($)	Death and Disability ($)	Retirement ($) (1)	Qualified Change-in-Control Termination ($)
James ("Joc") C. O'Rourke
Cash Severance	$7,190,899	$—	$—	$10,178,899
TSR Performance Units	49,330,011	49,330,011	49,330,011	49,330,011	(2)
Health, Dental, Life and Disability Reimbursement	32,844			49,266
Outplacement Services	25,000			25,000
Financial Planning and Executive Physical				25,000
Total	$56,578,754	$49,330,011	$49,330,011	$59,608,176
Clint C. Freeland
Cash Severance	$2,711,688	$—		$3,332,688
Restricted Stock Units		2,742,489		2,742,490	(2)
TSR Performance Units		14,596,584		14,596,584	(2)
Health, Dental, Life and Disability Reimbursement	28,643			52,230
Outplacement Services	25,000			25,000
Financial Planning and Executive Physical				22,000
Total	$2,765,331	$17,339,073		$20,770,992
Corrine D. Ricard
Cash Severance	$2,200,788	$—		$2,709,163
Restricted Stock Units		3,283,386		3,283,386	(2)
TSR Performance Units		11,491,842		11,491,842	(2)
Health, Dental, Life and Disability Reimbursement	32,035			41,965
Outplacement Services	25,000			25,000
Financial Planning and Executive Physical				22,000
Total	$2,257,823	$14,775,228		$17,573,356
Bruce M. Bodine
Cash Severance	$2,171,283	$—		$2,673,533
Restricted Stock Units		2,220,600		2,220,600	(2)
TSR Performance Units		11,639,919		11,639,919	(2)
Health, Dental, Life and Disability Reimbursement	29,919			48,052
Outplacement Services	25,000			25,000
Financial Planning and Executive Physical				22,000
Total Estimated Incremental Value	$2,226,202	$13,860,519		$16,629,104
Walter F. Precourt
Cash Severance	$2,163,529	$—		$2,665,779
Restricted Stock Units		2,223,699		2,223,699	(2)
TSR Performance Units		11,623,898		11,623,898	(2)
Health, Dental, Life and Disability Reimbursement	34,254			42,964
Outplacement Services	25,000			25,000
Financial Planning and Executive Physical				22,000
Total	$2,222,783	$13,847,597		$16,603,340
(1)    Mr. O’Rourke is the only Named Executive Officer who has met the retirement eligibility criteria under the terms of our long-term incentive award agreements.

(2)    Includes the pre-tax amounts that the Named Executive Officers would realize if they had sold on December 31, 2021, the last trading day of 2021, at a price of $39.29, shares of our Common Stock that we would issue to the Named Executive Officers upon a qualified change-in-control termination pursuant to the vesting of RSUs and performance units.
In the event of a change-in-control in which the consideration our stockholders receive does not consist solely of shares of common stock that are registered under Section 12 of the ’34 Act, these (a) RSUs and performance units would vest, with the vested shares or cash, as applicable, issued at the end of the performance period, and (b) stock options would be cancelled and the holders would be entitled to payment of the excess, if any, of the highest per share price offered to our stockholders in the change-in-control over the purchase price per share of the options, for each share subject to the cancelled options.
Also includes the pre-tax amounts that the Named Executive Officers would receive upon a qualified change-in-control termination following the vesting of performance shares. Each Named Executive Officer would receive a cash payment at the end of the performance period in an amount equal to the number of vested shares multiplied by the closing price per share of our Common Stock on the last trading day of the performance period but not less than the highest per share price offered to our stockholders in any transaction whereby the change in control takes place. We have assumed for purposes of these calculations that the applicable amount is the closing price per share of our Common Stock on December 31, 2021, the last trading day of 2021, or $39.29.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Mosaic Fertilizantes
On January 8, 2018 (the “Closing Date”), we completed the acquisition of the global phosphate and potash operations of Vale (collectively, with its wholly owned subsidiary, Vale Fertilizer Netherlands B.V., the “Vale Investor” and Vale Investor, together with certain of Vale’s affiliates, the “Vale Stockholders”) conducted through Mosaic Fertilizantes P&K Ltda (formerly Vale Fertilizantes S.A.). On the Closing Date, Mosaic entered into an Investor Agreement among the Company and the Vale Investor (the “Investor Agreement”). Under the Investor Agreement, the Vale Stockholders were entitled to certain demand and customary piggyback registration rights.
Except for certain specified provisions, the Investor Agreement would terminate (i) upon the mutual agreement of the parties thereto or (ii) upon the later to occur of (x) January 8, 2021 and (y) the date on which the Vale Stockholders no longer beneficially own any shares of our Common Stock.
On November 4, 2021, we entered into an Underwriting Agreement by and among the Company, the Vale Stockholders and Morgan Stanley & Co. LLC (the “Underwriter”), relating to an underwritten offering (the “Offering”) of 34,176,574 Shares (the “Vale Stockholder Shares”) pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-260777), filed on November 4, 2021. The Offering was completed on November 9, 2021. Pursuant to the Underwriting Agreement, the Underwriter purchased the Vale Stockholder shares of our Common Stock. The Vale Stockholders, as of November 9, 2021, no longer beneficially own any shares of our Common Stock and the Investor Agreement has terminated.

Policy and Procedures Regarding Transactions with Related Persons
Our Board, upon the recommendation of the Corporate Governance and Nominating Committee, has adopted a Related Person Transactions Approval Policy. A copy of the policy is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
The Related Person Transactions Approval Policy delegates to our Corporate Governance and Nominating Committee responsibility for reviewing and approving transactions with “related persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any director, executive officer or 5% stockholder and members of their immediate family. The Vale Stock Repurchase and any other related person transactions, if any, were approved by the Corporate Governance and Nominating Committee in accordance with this policy.
Our Related Person Transactions Approval Policy applies to transactions that involve a related person where we are a participant and the amount involved exceeds, or is reasonably expected to exceed, $120,000, and in which the related person otherwise has a direct or indirect material interest, as well as any amendment or modification to an existing related person transaction.
No director may participate in any discussion or approval of a related person transaction for which he or she is a related person, except that the director is required to provide to the Corporate Governance and Nominating Committee all material information concerning the related person transaction as may be requested by the committee. Any related person transaction that is not approved will be voided, terminated or amended, or such other actions will be taken in each case as determined by the Corporate Governance and Nominating Committee so as to avoid or otherwise address any resulting conflict of interest.
Related person transactions under the policy do not include:

•Any transaction where the related person’s interest derives solely from the fact that he or she serves as a director or officer of a not-for-profit organization or charity that receives donations from us in accordance with a matching gift program of ours that is available on the same terms to all of our employees;

•Indemnification payments made pursuant to our Certificate of Incorporation or Bylaws or pursuant to any agreement between us and the related person;

•Any transaction that involves compensation to a director (if such arrangement has been approved by our Board) or executive officer (if such arrangement has been approved, or recommended to the Board for approval, by the Compensation Committee of our Board or is otherwise available generally to all of our salaried employees) in connection with his or her duties to us, including the reimbursement of business expenses incurred in the ordinary course in accordance with our expense reimbursement policies that are applicable generally to all salaried employees; or

•Any transaction entered into in the ordinary course of business pursuant to which the related person’s interest derives solely from his or her service as a director or employee (including an executive employee) of another corporation or organization that is a party to the transaction and (i) the related person does not receive directly any compensation or other direct material benefit of any kind from the other corporation or organization due, in whole or in part, to the creation, negotiation, approval, consummation or execution of the transaction, and (ii) the related person is not personally involved, in his or her capacity as a director or employee of the other corporation or organization, in the creation, negotiation or approval of the transaction.

In determining whether to approve a related person transaction, the Corporate Governance and Nominating Committee will consider, among others, the following factors to the extent it deems relevant:

•Whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or 5% stockholder of ours;

•Whether there are demonstrable business reasons for us to enter into the related person transaction;
•Whether the related person transaction could impair the independence of a director under our Director Independence Standards;

•Whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors our Corporate Governance and Nominating Committee deems relevant; and

•Whether the related person transaction is permitted under the covenants pursuant to our material debt agreements.
AUDIT COMMITTEE REPORT AND
PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee
The Audit Committee consists of five members: Cheryl K. Beebe, who serves as Chair of the Committee, Oscar P. Bernardes, Gregory L. Ebel, Timothy S. Gitzel and David T. Seaton. Each member is an independent director under applicable NYSE listing standards and SEC rules. The Audit Committee has the duties and powers described in its written charter adopted by the Board. A copy of the charter is available on Mosaic’s website at www.mosaicco.com under the “Investors - Governance - Governance Documents” caption.
The Audit Committee assists the Board in its oversight of the quality and integrity of Mosaic’s financial statements, including internal controls, compliance with legal and regulatory requirements, and the performance of Mosaic’s internal audit department. The Audit Committee oversees Mosaic’s financial reporting process on behalf of the Board but does not itself prepare financial statements or perform audits, and its members are not auditors or individuals certifying Mosaic’s financial statements. Management has the primary responsibility for the financial statements and the reporting process.
The Audit Committee is responsible for the appointment, retention, compensation and oversight of the work performed by Mosaic’s independent registered public accounting firm, KPMG LLP (“KPMG”). In fulfilling its oversight responsibility, the Audit Committee carefully considers matters including the scope of the audit, audit fees, auditor independence matters, the past performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.
The Audit Committee has reviewed and discussed the audited financial statements in the 2021 10-K Report, including the footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
As part of its oversight, the Audit Committee reviewed with management the following material included or summarized in Item 9A of the 2021 10-K Report:
•Management’s report on its assessment of the effectiveness of Mosaic’s internal control over financial reporting; and
•Management’s conclusions regarding the effectiveness of Mosaic’s disclosure controls and procedures.
The Audit Committee also reviewed with KPMG, its report on the effectiveness of Mosaic’s internal control over financial reporting included in the 2021 10-K Report. Management has the primary responsibility for maintaining adequate internal control over financial reporting and disclosure controls and procedures. KPMG has the responsibility for auditing the effectiveness of Mosaic’s internal control over financial reporting as of year-end and expressing an opinion thereon based on its audit.
The Audit Committee also reviewed with KPMG, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of Mosaic’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the SEC. The Audit Committee has also reviewed with KPMG and management the application and impact of new accounting rules, regulations, disclosure requirements and reporting practices on Mosaic’s financial statements and reports. In addition, the Audit Committee has discussed with KPMG its independence from management and Mosaic, including the matters in the written communications required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also reviewed and considered the compatibility of non-audit services with regard to KPMG’s independence.
The Audit Committee discussed with our internal audit department and KPMG the overall scope and plans for their respective audits. The Audit Committee meets with our internal auditor and our independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements and the reports of KPMG be included in the 2021 10-K Report for filing with the SEC. The Audit Committee has also approved the reappointment of KPMG as Mosaic’s independent registered public accounting firm to audit the financial statements and the effectiveness of internal control over financial reporting for the 2022 calendar year.

Respectfully submitted, Cheryl K. Beebe, Chair Oscar P. Bernardes Gregory L. Ebel Timothy S. Gitzel David T. Seaton

Fees Paid to Independent Registered Public Accounting Firm
During 2021 and 2020, KPMG provided us with audit, audit-related, tax compliance and planning and other services. We incurred the following fees for services performed by KPMG for these periods:

	2021	2020
Audit Fees	$5,957,000	$5,871,000
Audit-Related Fees	283,000	192,000
Tax Fees	762,000	820,000
All Other Fees	—	—
Total	$7,002,000	$6,883,000
Audit fees include fees associated with the annual financial statement audit and the audit of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Also included are fees related to the review of our quarterly reports on Form 10-Q, statutory reporting required internationally, other audits required, assistance with review of documents filed with the SEC and comfort letter rendered in connection with the Vale Stock Sale.
Audit-related fees principally include fees associated with employee benefit plan audits, certain attest services, financial due diligence and review of certain financial information. KPMG did not provide any internal audit assistance services during such periods.
Tax fees include tax planning and structuring and tax compliance fees.
The Audit Committee of the Board has concluded that none of the services provided by KPMG has impaired KPMG’s independence.
Pre-Approval of Independent Registered Public Accounting Firm Services
Pursuant to the Audit Committee’s charter and independent registered public accounting firm services pre-approval policies, the Audit Committee pre-approves the annual audit fees and terms of engagement of our independent registered public accounting firm. In addition, the Audit Committee’s pre-approval policies identify specified categories of audit-related and tax services that may be provided by the independent registered public accounting firm.
The independent registered public accounting firm may be considered for other services not specifically approved as described above so long as the performance of such services by the independent registered public accounting firm is not prohibited by rules of the SEC.

Any engagement of the independent registered public accounting firm must be pre-approved by the Audit Committee or the Chair of the Audit Committee. All approvals granted by the Chair are reported to the Audit Committee at its next scheduled meeting.
In pre-approving a proposed engagement of the independent registered public accounting firm, the Audit Committee or its Chair considers the impact of the proposed engagement on the independence of the independent registered public accounting firm. If the services do not impair independence, the Audit Committee or its Chair considers such other factors as it deems relevant. Such factors may include, among other matters, (i) the relationship between fees for audit and non-audit services, (ii) whether the independent registered public accounting firm is best positioned to provide the most effective and efficient services, (iii) whether the services will improve the quality of the annual audit, (iv) cost, and (v) familiarity with our business, accounting and business systems, accounting principles and corporate structure.
In addition, the Audit Committee, pursuant to its charter, reviews on an annual basis a formal written statement from the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and Mosaic and its subsidiaries, consistent with applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and discusses with the independent registered public accounting firm its methods and procedures for assuring independence.
All of the services provided by KPMG for 2021 and 2020 were approved by the Audit Committee or its Chair under its policies. None of the services provided by KPMG for 2021 and 2020 were approved after the fact in reliance upon the de minimis exception of Regulation S-X promulgated by the SEC.
PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On March 2, 2022, the Audit Committee of the Board appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the year ending December 31, 2022 and the effectiveness of internal control over financial reporting as of December 31, 2022.
While we are not required to do so, we are submitting the appointment of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2022 for ratification in order to ascertain the views of our stockholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to participate in the 2022 Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

PROPOSAL NO. 3 – ADVISORY “SAY-ON-PAY” VOTE ON EXECUTIVE COMPENSATION
We provide our stockholders with an annual advisory vote on the compensation of our Named Executive Officers.
The Compensation Discussion and Analysis section of this Proxy Statement, including the related tables beginning on page 50, describe our executive compensation programs and decisions made by our Compensation Committee for 2021. The Compensation Committee and our management have established a compensation philosophy that seeks to align our strategic interests with our stockholders’ interests, to achieve our business objectives, and to optimize our ability to attract, retain and motivate key employees to create stockholder value. We embrace a pay-for-performance philosophy for our executive officers, whereby short-term incentive compensation is tied to achievement of annual goals, and long-term incentive compensation consists of stock-based awards that tie compensation levels to the performance of our stock price over time and serve as a tool for our retention of key management talent.
We believe our compensation program for the Named Executive Officers is instrumental in helping Mosaic achieve strong financial performance, operational excellence and its strategic priorities. Accordingly, we ask that our stockholders cast an advisory vote to approve the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Mosaic’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosures set forth in Mosaic’s Proxy Statement for its 2022 Annual Meeting of Stockholders.
As an advisory vote, this proposal is not binding upon Mosaic. However, our Board and our Compensation Committee, which is responsible for designing and administering Mosaic’s executive compensation program, value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions for our Named Executive Officers.
In prior years, our stockholders have expressed support for our executive compensation program in the Say-on-Pay advisory votes at our annual meetings of stockholders. The next Say-on-Pay advisory vote will occur at our 2023 Annual Meeting.
The Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

PROPOSAL NO. 4 STOCKHOLDER PROPOSAL TO REDUCE THE OWNERSHIP THRESHOLD TO CALL A SPECIAL MEETING
The Company is not responsible for the content of this shareholder proposal or its supporting statement.
Kenneth Steiner, 14 Stoner Ave, 2M, Great Neck, NY 11021, has advised that he is the owner of not less than 500 shares of the Company’s common stock and that he intends for Mr. John Chevedden and/or his designee to introduce the following proposal on his behalf at the 2022 Annual Meeting:
Proposal 4 – Special Shareholder Meeting Improvement
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.
It currently takes 25% of shares to call for a special shareholder meeting. This 25% translates into 33% of the shares that vote at the annual meeting. It would be hopeless to think that the shares that do not have the time to vote at the annual meeting would have the time to take the special steps to call for a special shareholder meeting.
Plus all shares owned, but not held long, are 100% disqualified. Thus the owners of 33% shares that vote could determine that they own nearly 40% of shares when shares not held long are included. A potential 40% stock ownership requirement just to have a shareholder meeting is nothing for management to brag about.·
Plus we have no right to act by written consent. Many companies provide for both a shareholder right to call a special shareholder' meeting and a shareholder right to act by written consent.
Target and Southwest Airlines are companies that do not provide for shareholder written consent and yet provide for 10% of shares to call for a special shareholder meeting.
The Mosaic Company shareholders gave 39%-support to a shareholder proposal for the shareholder right to act by written consent at the 2021 annual meeting. This 39%-support likely represented 45%-support from the shares that have access to independent proxy voting advice and are not forced to rely on the biased voting advice by management.
Our bylaws give no assurance that any engagement with shareholders will be continued. A more reasonable shareholder right to call for a special shareholder meeting will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B as an alternative.

Please vote yes:
Special Shareholder Meeting Improvement - Proposal 4
Board of Directors Statement in Opposition
Our Board has carefully considered this proposal and, for the reasons set forth below, does not believe it is in the best interests of the Company and our stockholders:
•We already provide a meaningful and balanced right for stockholders to call a special meeting and an appropriate threshold for special meetings is already in place.
•Special meetings require substantial expenses and resources that should only be called upon in extraordinary circumstances.
•We have strong corporate governance practices, including annual election of directors, ongoing stockholder engagement and means for stockholders to communicate with our Board, which protect stockholder rights.
Our Board believes that the existing right for our stockholders to call a special meeting has an appropriate threshold and strikes an appropriate balance of interests.
Our Board recognizes the importance of giving stockholders a meaningful right to call special meetings in appropriate circumstances. Our Board believes that special meetings should be permitted where a reasonable number of stockholders owning a sufficient percentage of our outstanding stock believe that a matter is so sufficiently urgent or extraordinary that it must be addressed before the next annual meeting. Our Board also believes, however, that if an ownership threshold is too low, it would permit a small group of stockholders who have no duty to act in the best interests of the Company or the other stockholders to use the extraordinary measure of a special meeting to serve a potentially narrow self-interest. Therefore, there must be a proper balance between empowering stockholders to appropriately call a special meeting and protecting against the risk that stockholders with special interests could call special meetings on frivolous grounds or to advance narrowly supported interests not generally in the best interests of all other stockholders.
In 2020, our Board amended the Company’s Bylaws to provide that stockholders holding at least 25% of the outstanding stock of the Company may call a special meeting. In selecting this 25% ownership threshold, our Board considered statistical research among our peers and the S&P 500 and determined that the 25% threshold was consistent with the thresholds at many other companies, thus reflecting current market practices. The stockholder proposal cites Target and Southwest Airlines as examples of two companies that provide 10% of shares to call for a special stockholder meeting; however, we note that, unlike Mosaic, both of those companies are incorporated in states where the 10% threshold is mandated or the default under the applicable state corporate law.
Special meetings require substantial expenses and resources.
Our Board believes that maintaining the 25% ownership threshold preserves a reasonable and appropriate balance between providing stockholders with the right to appropriately call a special meeting while protecting against unnecessary waste of corporate resources and disruption associated with convening a special meeting.
We have strong corporate governance practices in place that protect stockholder rights.
Our Board is committed to good corporate governance and regularly reviews our practices, corporate governance developments and stockholder feedback to ensure continued effectiveness. We believe that our strong corporate governance practices make adoption of this proposal unnecessary. Our corporate governance practices provide the appropriate means to advance stockholder interests without the potential risk of abuse that would come with lowering the threshold to call a special meeting. For example, our corporate governance practices include:
•Annual Election of Directors. At each annual meeting of stockholders, each director nominee is elected to hold office for a one-year term expiring at the next annual meeting of stockholders.
•Independent Board and Committee Leadership. Our Board is led by an independent Chairman and each of our key Board committees are chaired by, and composed solely of, independent directors.
•Stockholder Engagement. We have an ongoing, year-round stockholder engagement program and management regularly meets with stockholders who submit matters of concern or interest to our attention.
•Communication with the Board. We encourage open communication from stockholders and provide various means for stockholders to effectively communicate with, and raise concerns to, our Board and the Company’s management beyond the limited forum of a special meeting.
•Majority Vote Standard. The Company’s Bylaws provide for the election of directors by a majority of votes cast in uncontested elections.
•Proxy Access. The Company’s Bylaws provide for proxy access which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding shares of common stock continuously for at least three years to nominate and include in our proxy materials nominees for director constituting up to 20% of the Board or two directors, whichever is greater, subject to the requirements set forth in our Bylaws.
Board Recommendations
In summary, our Board believes that the current 25% threshold for the right of stockholders to call a special meeting continues to reflect the corporate governance framework that best balances the rights and interests of all of our stockholders. Accordingly, our Board believes that adoption of this stockholder proposal is unnecessary and is not in the best interests of our stockholders.
The Board of Directors recommends that you vote AGAINST this proposal.

BENEFICIAL OWNERSHIP OF SECURITIES
Ownership of Securities by Directors and Executive Officers
The following table shows the number of shares of common stock owned beneficially, within the meaning of SEC rules, as of March 24, 2022, by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table in this Proxy Statement, and (3) all of our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power with respect to the shares of common stock beneficially owned by that individual, and his or her shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)(2)	Percent of Class
Cheryl K. Beebe	48,728	*
Oscar P. Bernardes	33,871	*
Bruce M. Bodine (3)	110,764	*
Gregory L. Ebel	106,444	*
Clint C. Freeland	66,353	*
Timothy S. Gitzel	61,448	*
Denise C. Johnson (4)	51,029	*
Emery N. Koenig	68,149	*
James ("Joc") C. O'Rourke (5)	924,750	*
Walter F. Precourt III	95,839	*
Corrine D. Ricard	167,469	*
David T. Seaton	47,454	*
Steven M. Seibert	55,777	*
Luciano Siani Pires (6)	13,465	*
Gretchen H. Watkins	17,855	*
Kelvin R. Westbrook	42,146	*
All directors and executive officers as a group (21 persons)	2,061,201	*
* Represents less than 1% of the outstanding shares of common stock.
(1)Beneficial ownership of securities is based on information furnished or confirmed by each director or executive officer.
(2)Includes the following shares subject to stock options or RSUs exercisable, vested or vesting within 60 days of March 24, 2022:

Name	Stock Options	Restricted Stock Units
Cheryl K. Beebe	—	25,024
Oscar P. Bernardes	—	25,024
Bruce M. Bodine	43,148	—
Gregory L. Ebel	—	41,976
Clint C. Freeland	—	—
Timothy S. Gitzel	—	25,024
Denise C. Johnson	—	25,024
Emery N. Koenig	—	25,024
James ("Joc") C. O'Rourke	476,071	—
Walter F. Precourt III	11,192	—
Corrine D. Ricard	101,968	—
David T. Seaton	—	23,186
Steven M. Seibert	—	25,024
Luciano Siani Pires	—	1,465
Gretchen H. Watkins	—	17,855
Kelvin R. Westbrook	—	25,024
All directors and executive officers as a group (21 persons)	639,840	259,650

(3)Includes 695 shares of common stock Mr. Bodine held in the Mosaic Stock Fund under the Mosaic 401(k) Plan.
(4)Includes 1,578 shares of common stock held in Ms. Johnson’s Simplified Employee Pension Individual Retirement Arrangement.
(5)Includes 310,459 shares of common stock held in a trust for which Mr. O’Rourke is the trustee, and 3,000 shares of common stock held by Mr. O’Rourke’s wife.
(6)Includes 10,000 shares of common stock held by Waterside International Ventures Limited, a controlled corporation for which Mr. Siani Pires and his wife are the sole shareholders and directors.

Ownership of Securities by Others
The following table sets forth information with respect to the only persons or groups known to us as of March 24, 2022 to be the beneficial owners of more than five percent of our outstanding common stock:

Name and Address of Record Holder	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc. (1)	41,707,783	11.52%
100 Vanguard Blvd
Malvern, PA 19355
BlackRock, Inc. (2)	28,680,742	7.92%
55 East 52nd Street
New York, NY 10055
FMR LLC (3)	23,183,414	6.40%
245 Summer Street
Boston, MA 02210
(1)Share ownership is as of December 31, 2021, as set forth on a Schedule 13G/A (Amendment No. 10) filed with the SEC on February 9, 2022. Based solely on that filing The Vanguard Group, Inc. is deemed to beneficially own 41,707,783 shares of our common stock, with sole dispositive power as to 40,469,851 shares, shared voting power as to 540,729 shares, shared dispositive power as to 1,237,932 shares and sole voting power as to none shares.
(2)Share ownership is as of December 31, 2021, as set forth in the Schedule 13G/A (Amendment No. 8) filed with the SEC on February 3, 2022. Based solely on that filing, BlackRock, Inc. is deemed to beneficially own 28,680,742 shares of our common stock, with sole voting power as to 25,495,492 shares and sole dispositive power as to all of such shares.
(3)Share ownership is as of December 31, 2021, as set forth in the Schedule 13G filed with the SEC on February 9, 2022. Based solely on that filing, FMR LLC is deemed to beneficially own 23,183,414 shares of our common stock, with sole voting power as to 3,236,036 shares and sole dispositive power as to all of such shares.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the ’34 Act requires our directors and executive officers and persons who own more than 10% of our Common Stock to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Specific due dates for these reports have been established by the SEC. We are required to disclose in this Proxy Statement any failure to timely file the required reports by these dates. Based solely on a review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors, executive officers and beneficial owners of more than 10% of our Common Stock complied with all Section 16(a) filing requirements for the year ended December 31, 2021 except that, due to an administrative error, we failed to file a form 4 on behalf of Ms. Ricard upon her disposition of 27,848 RSU’s on November 15, 2021, in exchange for cash pursuant to the terms of the award agreement for such RSU’s. A Form 4 reporting Ms. Ricard's disposition of the RSU’s was promptly filed on behalf of Ms. Ricard after the oversight was discovered. The Company believes that all holdings and transactions of Ms. Ricard have been promptly and timely disclosed in the Company's annual reports.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Our Bylaws establish an advance notice procedure for stockholders who wish to (i) bring business before our 2023 Annual Meeting that will not be included in our proxy materials for that meeting, and, (ii) recommend future director nominees to be considered by the Corporate Governance and Nominating Committee. Written notice of such business or nomination and supporting documentation must be received by our Corporate Secretary at least 90 days, but no more than 120 days, prior to the anniversary date of the immediately preceding annual meeting. Business or a nomination intended to be brought before the 2023 Annual Meeting must be received by the

Corporate Secretary at our principal executive offices no earlier than January 19, 2023 and no later than February 20, 2023.
Our Bylaws also permit a stockholder, or a group of up to 20 stockholders, who have owned at least 3% of our Company’s common stock for at least three years to submit director nominees (constituting the greater of two directors or up to 20% of our Board) for inclusion in our proxy material if the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order to be properly brought before the 2023 Annual Meeting, written notice of such proxy access nomination and other required information must be received by our Corporate Secretary at least 120 days, but no more than 150 days, prior to the anniversary of the date the proxy statement was distributed to stockholders for the immediately preceding annual meeting. A proxy access nomination intended to be brought before the 2023 Annual Meeting must be received by the Corporate Secretary at our principal executive offices no earlier than November 7, 2022 and no later than December 7, 2022.
To be in proper form, a stockholder’s notice under our advance notice or proxy access procedures must include the information about the proposal or nominee as specified in our Bylaws. All stockholder proposals or nominations must be delivered or mailed to and received by our Corporate Secretary at our principal executive offices by the applicable dates specified above. Delivery must be by hand or by certified or registered mail, return receipt requested.
Additional requirements relating to a notice of nomination are described in this Proxy Statement under the caption “Proposal No. 1 – Election of Directors – Nomination and Selection of Directors.”
Proposals for inclusion in our proxy material for our 2023 Annual Meeting pursuant to Rule 14a-8 of the proxy Securities Exchange Act of 1934, as amended, are not subject to the requirements described above. Such proposals must be received by December 7, 2022 and meet the other requirements of Rule 14a-8 to be eligible for inclusion in our proxy material for our 2023 Annual Meeting.
For contested director elections held after August 31, 2022, both the Company and dissident stockholders presenting their own candidates will distribute universal proxy cards that include all director candidates. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director candidates other than the Company’s candidates must provide advance notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, to our Corporate Secretary at our principal executive offices, no later than March 20, 2023.
2021 ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
Our 2021 Annual Report, including financial statements for the year ended December 31, 2021, accompanies this Proxy Statement but is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material. Stockholders who wish to obtain an additional copy of our 2021 Annual Report or a copy of our 2021 10-K Report may do so without charge by viewing these documents on our website at www.mosaicco.com, or by directing a written request to The Mosaic Company, 101 East Kennedy Boulevard, Suite 2500, Tampa, Florida 33602 Attention: Vice President – Investor Relations and Financial Planning and Analysis, or by telephone at (813) 775-4260.
OTHER MATTERS
We know of no matters which will be presented for consideration at the 2022 Annual Meeting other than those stated in the Notice of 2022 Annual Meeting of Stockholders and described in this Proxy Statement. If any matter properly comes before the 2022 Annual Meeting, holders of the proxies will vote your shares in accordance with their judgment regarding such matters, including the election of a director or directors other than those named herein if an emergency or unexpected occurrence makes the use of discretionary authority necessary, and also regarding matters incident to the conduct of the 2022 Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our 2021 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, or Internet Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Internet Notice also instructs you as to how you may submit your proxy on the Internet. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Internet Notice.
Who is entitled to vote at the meeting?
The Board has set March 24, 2022, as the record date for the 2022 Annual Meeting. If you were a stockholder of record at the close of business on March 24, 2022, you are entitled to vote at the 2022 Annual Meeting.
As of the record date, 361,989,401 shares of our Common Stock were issued, outstanding and eligible to vote at the 2022 Annual Meeting.
What are my voting rights?
Holders of our Common Stock are entitled to one vote per share on all matters. Therefore, a total of 361,989,401 votes are entitled to be cast at the meeting for each of the proposals. There is no cumulative voting.
How many shares must be present to hold the meeting?
In accordance with our Bylaws, the holders of a majority of the shares of the capital stock entitled to vote at the meeting must be present at the meeting, in person or by proxy, in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:
•you participate in the meeting and vote through www.virtualshareholdermeeting.com/MOS2022; or
•you have properly submitted, and have not revoked, a proxy vote by mail, telephone or via the Internet.
Our Bylaws also provide that if a quorum fails to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present. If the meeting is adjourned, we need not give notice of the new place, date, or time if the new place, date, or time is announced at the meeting before adjournment, unless the adjournment is for more than 30 days. If a new record date is or must be set for the adjourned meeting, notice of the adjourned meeting will be given to persons who are stockholders of record entitled to vote at the meeting as of the new record date.
How do I vote my shares?
If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided an Internet Notice or printed voting instruction card for you to use in directing the broker or nominee how to vote your shares. Telephone and Internet voting are also encouraged for stockholders who hold their shares in street name.
If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:
•over the telephone by calling a toll-free number;
•electronically, using the Internet;
•by completing, signing and mailing the printed proxy card, if you received one; or

•via the Internet, during the 2022 Annual Meeting, by going to www.virtualshareholdermeeting.com/MOS2022 and using your control number (included on the Notice of Internet Availability of Proxy Materials we mailed to you or on the proxy card, if you requested one be sent to you).
The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided in the proxy materials. If you received a printed proxy card and wish to submit your proxy by mail, please return your signed proxy card to us before the 2022 Annual Meeting.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.
How do I vote if my shares are held in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan?
If you hold any shares in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other stockholder of record. However, your proxy vote will serve as voting instructions to Fidelity Management Trust Company (the “Trustee”), as Trustee of the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, respectively, and, in accordance with the terms of each plan, the Trustee will vote all of the shares held in each plan in the same proportion as the actual proxy vote instructions submitted by the respective plan participants. If voting instructions are not received by the Trustee by May 16, 2022, or if they are received but are invalid, the shares with respect to which you could have instructed the Trustee will be voted in the same proportion as the shares for which the Trustee received valid participant voting instructions.
What does it mean if I receive more than one Internet Notice or proxy card?
If you receive more than one Internet Notice or proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.
Can I vote my shares in person at the meeting?
You may vote your shares on the Internet during the meeting by going to www.virtualshareholdermeeting.com/MOS2022 and using your control number (included on the Notice of Availability of Proxy Materials we mailed to you or on the proxy card, if you requested one be sent to you). Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
If you are a participant in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you may submit a proxy vote in advance of the meeting as described above, but you may not vote your plan shares during the virtual meeting.
What vote is required for the election of directors and the other proposals to be approved?
To be elected in an uncontested election, directors must receive a majority of the votes cast by the holders of the shares of our Common Stock, voting together as a single class, present via the Internet or by proxy at the 2022 Annual Meeting and entitled to vote in the election of directors (meaning the number of shares voted “for” a director must exceed the number of shares voted “against” that director). In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard would be a plurality of votes cast, meaning the nominees receiving the most “for” votes for the number of directors to be elected will be elected.
With respect to ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the Say-on-Pay Proposal and the Stockholder Proposal to reduce the ownership threshold to call a special meeting, the affirmative vote of the holders of a majority of the votes cast by the holders of the outstanding shares of Common Stock present via the Internet or by proxy and entitled to vote at the 2022 Annual Meeting is required for the approval of those proposals.

How are votes counted?
You may vote “FOR,” “AGAINST” or “ABSTAIN” for each nominee for the Board and on the other proposals.
If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. If you abstain from voting for one or more of the directors, this will have no effect on the election of those directors because directors must receive a majority of the votes cast to be elected (meaning the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director). Similarly, if you abstain from voting on the appointment of KPMG LLP as our independent registered public accounting firm, the Say-on-Pay Proposal, or the Stockholder Proposal to reduce the ownership threshold to call a special meeting this will have no effect on the approval of those proposals.
How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote “FOR” the following proposals:
•Proposal 1: Election of 11 directors: Cheryl K. Beebe, Gregory L. Ebel, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, James ("Joc") C. O'Rourke, David T. Seaton, Steven M. Seibert, Luciano Siani Pires, Gretchen H. Watkins and Kelvin R. Westbrook;
•Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
•Proposal 3: A non-binding Say-on-Pay advisory vote on compensation paid to our Named Executive Officers as disclosed in this Proxy Statement.
Our Board of Directors recommends that you vote “AGAINST” Proposal 4: Stockholder Proposal to reduce the ownership threshold to call a special meeting.
We are not aware of any other matters that will be voted on at the 2022 Annual Meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.
What if I do not specify how I want my shares voted?
If you hold your shares through a stock brokerage account, bank, trust or other nominee, and do not provide voting instructions to your broker, bank, trustee or nominee, your shares may constitute “broker non-votes,” in which case they will be counted as present at the meeting for purposes of determining a quorum but, in accordance with applicable law and the rules of the NYSE, may not be voted on non-routine matters. Proposals 1, 3 and 4 are considered non-routine matters, and without your voting instructions your broker cannot vote your shares. Shares for which you do not provide voting instructions may, however, be voted on Proposal No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm, at the discretion of your broker, bank, trustee or nominee.
In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Therefore, broker non-votes will have no effect on the outcome of proposals 1, 2, 3 or 4.
If you vote your shares directly (as opposed to voting through a broker or other intermediary) and do not specify on your proxy card (or when giving your proxy by telephone or the Internet) how you want to vote your shares, we will vote your shares:
•“FOR” the election of all of the director nominees;
•“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for year ending December 31, 2022;
•“FOR” the Say-on-Pay Proposal; and
•“AGAINST” the Stockholder Proposal to change the ownership threshold to call a special meeting.
All beneficial owners of Mosaic Common Stock are urged to submit their proxy to indicate their votes or to contact their brokers to determine how to vote.
Can I change my vote after submitting my proxy?
Yes. Except as otherwise provided below, you may revoke your proxy and change your vote at any time before your proxy is voted at the 2022 Annual Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote:

•if you voted over the telephone or by Internet, by voting again over the telephone or by Internet no later than 11:59 p.m. Eastern Time on May 18, 2022;
•if you completed and returned a proxy card, by submitting a new proxy card with a later date and returning it prior to the meeting;
•by submitting timely written notice of revocation to our Corporate Secretary at the address shown on page 25 of this Proxy Statement; or
•by voting virtually during the meeting at www.virtualshareholdermeeting.com/MOS2022.
Attending the meeting via the Internet at www.virtualshareholdermeeting.com/MOS2022 will not revoke your proxy unless you specifically request to revoke it or submit a ballot during the meeting via the Internet. If you have any questions about the 2022 Annual Meeting or how to vote or revoke your proxy, you should write to The Mosaic Company, 101 East Kennedy Boulevard, Suite 2500, Tampa, Florida 33602, Attention: Vice President – Investor Relations and Financial Planning and Analysis, or call (813) 775-4260.
If you are a participant in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you may revoke your proxy and change your vote as described above, but only until May 16, 2022. If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.
How can I attend the meeting?
The 2022 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the annual meeting only if you were a Mosaic stockholder or joint holder as of the close of business on March 24, 2022 or if you hold a valid proxy for the 2022 Annual Meeting.
You will be able to attend the 2022 Annual Meeting online and submit your questions during the meeting by going to www.virtualshareholdermeeting.com/MOS2022. We intend to post appropriate questions together with the Company’s response to such questions on the Company’s website as soon as practical following the 2022 Annual Meeting. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, which must be voted prior to the meeting).
To participate in the annual meeting, you will need the 16-digit control number (included on your Notice Regarding the Availability of Proxy Materials we mailed to you and on the proxy card, if you requested one be sent to you). Once admitted, you will be able to vote electronically during the meeting and ask questions of management. Management will respond to questions from stockholders in the same way as it would if we held an in-person meeting. If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.
The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
During the 30 minutes prior to the meeting start time, if you have entered your 16-digit control number, you may vote your shares, submit questions in advance of the annual meeting and access copies of our proxy statement and annual report.
If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please call 1-855-449-0991 (toll-free) or 1-720-378-5962.
Who pays for the cost of proxy preparation and solicitation?
We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.
We are soliciting proxies primarily by mail and Internet. In addition, our directors, officers and regular employees may solicit proxies by mail, electronic communication, telephone and personal contact. These individuals will receive no additional compensation for their services other than their regular salaries.

APPENDIX A
PERFORMANCE METRICS
2021 Short Term Incentive Program Measures:
Adjusted Operating Earnings is consolidated operating earnings as reported in our 2021 10-K Report, excluding:
•Notable/unusual items:
–Material one-time charges directly related to achieving long term cost savings in the future, material non-cash charges to net operating profit after tax, including but not limited to write-offs of goodwill and fixed assets, foreign currency transaction gains and losses, unrealized gains and losses on foreign currency and commodity related derivatives, costs or expenses relating to or arising from any acquisition, merger, joint venture or divestitures, regulations that come out of any country in which we operate where such costs were unknown at the time performance targets were established, such as regulatory, environmental, tax or accounting charges, settlements or judgements, together with related legal costs and expenses incurred during a year of more than $25 million, costs or expenses relating to natural hazards outside of human control, notable and material business decisions that would otherwise cause material unintended adverse effects to plan results.
•Incentive plan costs and other performance-based compensation programs
•Earnings related to merger and acquisition activities until the first full year of ownership
Invested Capital is net working capital, net fixed assets, goodwill and other operating assets, excluding:
•Cash on hand in excess of $500 million
•Expansion construction in progress
•Invested capital related to merger and acquisition activities until the first full year of ownership
Period Free Cash Flow is Adjusted EBITDA, less:
•Sustaining/Resource and Conservation Recovery Act Capital
•Net cash interest
•Cash tax payments
•Asset Retirement Obligation cash outflow
•Net working capital
•Other significant unusual payments
•Incentive plan costs and other performance-based compensation programs
Adjusted EBITDA is calculated by excluding the impact of notable items from the GAAP measure. Historically, our notable items have included, but are not limited to, foreign currency transaction gain or loss, unrealized gain or loss on derivatives, acquisition-related fees, discrete tax items, contingencies and certain other gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
Cost Control is performance of actual production cost per tonne as well as global corporate overhead.
•Actual production cost per tonne performance of rock, potash, conversion, and blending, along with corporate SG&A expenses is weighted one-third North America cost per tonne performance; one-third Mosaic Fertilizantes cost per tonne performance; and one-third Corporate SG&A cost performance.
–North America cost per tonne measures rock, conversion and potash costs per tonne against stated targets;
–Mosaic Fertilizantes cost per tonne measures rock, conversion, potash and blending costs per tonne against stated targets; and
–Corporate SG&A measures global SG&A from all units, excluding:
◦Incentive plan costs and other performance-based compensation programs
◦Earnings related to merger and acquisition activities until the first full year of ownership
Performance Product Sales is the metric tonnes of sales of premium products (including MicroEssentials®, K-Mag® and Aspire®) for which we recognize revenue on a consolidated basis in accordance with GAAP.
A- 1

ESG Scorecard: Risk Reduction attainment applies for each sub-plan, to the number of engineering, substitution or elimination controls implemented to reduce risks identified in a location’s risk register. Implemented controls must have been completed in 2021 and a risk reduction verification form must also be completed and then reviewed by a team composed of Mosaic representatives from each business unit, a third-party consultant and an EHS corporate team member. Performance for the corporate sub-plan will be based on total Mosaic performance (excluding U.S. Distribution).
ESG Scorecard: Diversity and Inclusion measures our progress on rolling out conscious inclusion training to our global salaried workforce below the senior leadership level, against stated targets.

A- 2

IMPORTANT INFORMATION CONCERNING
THE MOSAIC COMPANY 2022 ANNUAL MEETING

Online check-in begins: 9:30 a.m., Eastern Time	Meeting begins: 10:00 a.m., Eastern Time

Mosaic stockholders as of the close of business on March 24, 2022, the record date for the annual meeting, are entitled to participate in the annual meeting on May 19, 2022.

The annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast.

You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MOS2022. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Mosaic 401(k) Plan, which must be voted prior to the meeting).

We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:30 a.m., Eastern Time at which time you may vote your shares or submit questions in advance of the meeting if you have entered your 16-digit control number as described below. The webcast starts at 10:00 a.m., Eastern Time.

To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
Management will respond to questions from stockholders in the same way as it would if we held an in-person meeting.
If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.
If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please call 1-855-449-0991 (toll-free) or 1-720-378-5962.

THANK YOU FOR YOUR INTEREST AND SUPPORT - YOUR VOTE IS IMPORTANT!

	THE MOSAIC COMPANY C/O AMERICAN STOCK TRANSFER 6201 FIFTEENTH AVENUE BROOKLYN, NY 11219				VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 18, 202 for shares held directly and by 11:59 P.M. Eastern Time on May 16, 2022 for shares held by participants in the Mosaic Investment Plan or the Mosaic Union Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MOS2022
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 18, 202 for shares held directly and by 11:59 P.M. Eastern Time on May 16, 2022 for shares held by participants in the Mosaic Investment Plan or the Mosaic Union Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
THE MOSAIC COMPANY
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:	For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

	1a. Cheryl K. Beebe	☐	☐	☐	2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐
	1c. Gregory L. Ebel	☐	☐	☐
	1d. Timothy S. Gitzel	☐	☐	☐

	1e. Denise C. Johnson	☐	☐	☐	3. An advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement.	☐	☐	☐

	1f. Emery N. Koenig	☐	☐	☐

	1g. James (“Joc”) C. O’Rourke	☐	☐	☐
					The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
	1h. David T. Seaton	☐	☐	☐

	1i. Steven M. Seibert	☐	☐	☐
					4. Stockholder proposal reduce the ownership threshold to call a special meeting.	☐	☐	☐
	1j. Luciano Siani Pires	☐	☐	☐

	1k. Gretchen H. Watkins	☐	☐	☐

	1l. Kelvin R. Westbrook	☐	☐	☐	Note: In their discretion, the persons named as Proxies are authorized to vote on any other business that may properly come before the 2022 Annual Meeting of Stockholders or any adjournment or postponement thereof.

		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2021 Annual Report to Stockholders are available at www.proxyvote.com.
THE MOSAIC COMPANY Annual Meeting of Stockholders May 19, 2022 10:00 AM Eastern Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints James (“Joc”) C. O’Rourke, Clint C. Freeland, and Mark J. Isaacson as proxies (the "Named Proxies"), each with the power to act alone and to appoint his substitute, and authorizes each of them to represent the undersigned at the 2022 Annual Meeting of Stockholders of The Mosaic Company to be held at www.virtualshareholdermeeting.com/MOS2022 on May 19, 2022 at 10:00 a.m., Eastern Time, and at any adjournments or postponement thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations as noted in the proxy statement and on the reverse side of this card. This proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals 2 and 3; AGAINST proposal 4; and in the discretion of the Named Proxies on all other matters that may properly come before the meeting. The Mosaic Company anticipates that no other business will be conducted at the meeting. The Named Proxies cannot vote these shares unless you return this card by mail or instructions by Internet or phone as described on the reverse side of this card.

If the undersigned is a participant in the Mosaic Investment Plan or the Mosaic Union Savings Plan, the undersigned hereby directs Fidelity Management Trust Company (the "Trustee") as Trustee of the Mosaic Investment Plan and the Mosaic Union Savings Plan, to vote at the 2022 Annual Meeting of Stockholders of The Mosaic Company to be held on May 19, 2022 and at any and all adjournments or postponement thereof, the shares of common stock of The Mosaic Company, allocated to the account of and as instructed by the undersigned. For participants in the Mosaic Investment Plan or the Mosaic Union Savings Plan, if voting instructions are not received by the Trustee by May 16, 2022, or if they are received but are invalid, the shares with respect to which the undersigned could have instructed the Trustee will be voted in the same proportions as the shares for which the Trustee received valid participant voting instructions for each plan.
Continued and to be signed on reverse side